SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
Twist Bioscience Corporation

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TWIST BIOSCIENCE CORPORATION
681 Gateway Boulevard
South San Francisco, California 94080
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 6, 2024
You are cordially invited to attend an annual meeting of stockholders (the “Annual Meeting”) of Twist Bioscience Corporation (the “Company”) that will be held via live audiocast at www.virtualshareholdermeeting.com/TWST2024 on February 6, 2024 at 8:00 am Eastern Standard Time for the following purposes:
1.To elect two Class III directors of our Board of Directors to serve for the ensuing three years and until their successors are elected and qualified or until their earlier resignation or removal;
2.To approve, on a non-binding and advisory basis, a resolution approving the compensation of our Named Executive Officers, as described in the accompanying proxy statement under “Executive Compensation”;
3.To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2024; and
4.To transact other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.
You can find more information about each of these items, including the nominees for directors, in the proxy statement accompanying this notice. The record date for the Annual Meeting is December 29, 2023. Only stockholders of record at the close of business on that date may vote at the meeting or any postponement or adjournment thereof. This notice of annual meeting of stockholders and accompanying proxy statement and form of proxy are first being mailed to stockholders on or about January 5, 2024.
The Board of Directors recommends that you vote in favor of each of the nominees for director (proposal 1) and in favor of proposals 2 and 3, each as named or outlined in the proxy statement accompanying this notice.
Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the internet. This proxy statement and our 2023 Annual Report are available at www.proxyvote.com.
You are cordially invited to attend the Annual Meeting via live audiocast. Whether or not you expect to virtually attend the Annual Meeting, please vote on the matters to be considered as promptly as possible in order to ensure your representation at the meeting. You may vote via the internet, by telephone or by returning the enclosed proxy card. Even if you have voted by proxy, you may still vote via live audiocast if you virtually attend the Annual Meeting. by going to www.virtualshareholdermeeting.com/TWST2024 and logging in using the 16-digit control number found on your proxy card or voting instruction form. Once you are admitted as a stockholder to the Annual Meeting, you may vote and ask questions by following the instructions available on the meeting website. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.
You are encouraged to log in to this website before the Annual Meeting begins. Online check-in will be available approximately 15 minutes before the meeting starts. If you encounter any difficulties accessing or participating in the Annual Meeting through the meeting website, please call the support team at the numbers listed on the website log-in screen.
By order of the Board of Directors,
Emily M. Leproust, Ph.D.
Chief Executive Officer
South San Francisco, California
January 5, 2024

* YOUR VOTE IS IMPORTANT SO PLEASE ACT TODAY! *
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF TWIST BIOSCIENCE CORPORATION TO BE HELD ON FEBRUARY 6, 2024
PROXY MATERIALS, INCLUDING OUR 2023 ANNUAL REPORT, ARE AVAILABLE AT WWW.PROXYVOTE.COM. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING VIA LIVE AUDIOCAST, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY BY INTERNET OR BY MAIL. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING VIA LIVE AUDIOCAST, YOU MAY REVOKE YOUR PROXY AND VOTE VIRTUALLY. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM YOUR ACCOUNT MANAGER TO VOTE YOUR SHARES.

i

TWIST BIOSCIENCE CORPORATION
681 Gateway Boulevard
South San Francisco, California 94080
PROXY STATEMENT FOR THE
2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 8:00 AM EASTERN STANDARD TIME ON FEBRUARY 6, 2024
The board of directors (the “Board”) of Twist Bioscience Corporation, a Delaware corporation (the “Company” “Twist,” “we,” “us” and “our”), is soliciting your proxy to vote at the 2024 annual meeting of stockholders (the “Annual Meeting”) of the Company to be held exclusively via live audiocast at www.virtualshareholdermeeting.com/TWST2024 on February 6, 2024, at 8:00 am Eastern Standard Time, including at any adjournment(s) or postponement(s) of the Annual Meeting.
You are encouraged to log in to the website above before the Annual Meeting begins. Online check-in will be available approximately 15 minutes before the meeting starts. If you encounter any difficulties accessing or participating in the Annual Meeting through the meeting website, please call the support team at the numbers listed on the website log-in screen.
We mailed copies of the proxy materials, which include this proxy statement, a proxy card and our 2023 Annual Report, to stockholders beginning on or about January 5, 2024. You do not need to attend the Annual Meeting via live audiocast to vote your shares. Instead, you may simply vote your shares by proxy via the internet, by telephone or by completing, signing and returning the enclosed proxy card.
QUESTIONS AND ANSWERS
Why have I received these materials? The Board is soliciting proxies to vote at the Annual Meeting to be held on February 6, 2024 at 8:00 am Eastern Standard Time. You are receiving this proxy statement and proxy card from us because you owned shares of our common stock on December 29, 2023, which we refer to as the record date. As a stockholder of record as of the record date, you are invited to attend the Annual Meeting which will be held exclusively via live audiocast and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply vote your shares by proxy via the internet or by telephone or by completing, signing and returning the enclosed proxy card.
How do I attend the Annual Meeting? The Annual Meeting will be held on February 6, 2024 at 8:00 am Eastern Standard Time exclusively via live audiocast at www.virtualshareholdermeeting.com/TWST2024. You may attend the meeting virtually by logging in using the 16-digit control number found on your proxy card or voting instruction form. Once you are admitted as a stockholder to the Annual Meeting, you may vote and ask questions by following the instructions available on the meeting website. You are encouraged to log in to this website before the Annual Meeting begins. Online check-in will be available approximately 15 minutes before the meeting starts. If you encounter any difficulties accessing or participating in the Annual Meeting through the meeting website, please call the support team at the numbers listed on the website log-in screen.
Who may vote? You are entitled to vote if our records show that you held one or more shares of the Company’s common stock at the close of business on December 29, 2023, the record date. At that time, there were 57,779,033 shares of common stock outstanding and entitled to vote, and approximately 59 holders of record. Each share entitles you to one vote at the Annual Meeting.
What is the difference between holding shares as a stockholder of record and as a beneficial owner? If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (successor to American Stock Transfer & Trust Company), you are considered, with respect to those shares, a “stockholder of record.”
You are a beneficial owner if at the close of business on the record date your shares were held by a broker, bank, trustee or nominee and not in your name. Being a beneficial owner means that your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee how to vote your shares by following the voting instructions your broker, bank, trustee or nominee provides. If you do not provide your broker, bank, trustee or nominee with instructions on how to vote your shares, your broker, bank, trustee or nominee will not be able to vote your shares with respect to any of the proposals, except for routine proposals as described below.

What am I voting on? There are three matters scheduled for a vote and for which we are soliciting your proxy:
1.The election of two Class III directors to serve on our Board for the ensuing three years and until their successors are elected and qualified or until their earlier resignation or removal;
2.A non-binding and advisory resolution approving the compensation of our Named Executive Officers, as described in this proxy statement under “Executive Compensation”; and
3.The ratification of our appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2024.
You may either vote “FOR” all the nominees to the Board or you may “WITHHOLD” your vote for any nominee(s) you specify. You may vote “FOR” or “AGAINST” proposals 2 or 3 or abstain from voting.
The Board recommends a vote FOR each nominee for director (proposal 1) and FOR proposals 2 and 3.
How do I vote if I am a stockholder of record? If you were a holder of record of our common stock on December 29, 2023, the record date for the Annual Meeting, you may use the following methods to vote your shares at the Annual Meeting:
•By Mail. You may vote by completing, signing, dating and returning your paper proxy in the accompanying postage prepaid envelope. Please allow sufficient time for us to receive your proxy card if you decide to vote by mail.
•By Telephone. You can vote your shares via telephone by calling the phone number on the proxy card and then following the voice instructions. If you vote by telephone, you do not need to mail a proxy card.
•Via the Internet. You can vote your shares via the internet by following the instructions in the enclosed proxy card. The internet voting procedures are designed to authenticate your identity and to allow you to vote your shares and confirm your voting instructions have been properly recorded. If you vote via the internet, you do not need to mail a proxy card.
•Virtually at the Annual Meeting. If you virtually attend the meeting, you may vote by going to www.virtualshareholdermeeting.com/TWST2024 and logging in using the 16-digit control number found on your proxy card or voting instruction form. Once you are admitted as a stockholder to the Annual Meeting, which will be held as a live audio webcast, you may vote and ask questions by following the instructions available on the meeting website. You are encouraged to log in to this website before the Annual Meeting begins. Online check-in will be available approximately 15 minutes before the meeting starts. If you encounter any difficulties accessing or participating in the Annual Meeting through the meeting website, please call the support team at the numbers listed on the website log-in screen.
How do I vote if I hold my shares in street name? If on the record date of December 29, 2023, your shares were held in a stock brokerage account or by a bank or other stockholder of record, you may use the following methods to vote your shares at the Annual Meeting:
•By Mail, Telephone or via the Internet. You should receive instructions from your bank, broker or other nominee explaining how to vote your shares by mail, telephone or via the internet. If you wish to vote your shares by mail, telephone or via the internet, you should follow those instructions.
•Virtually at the Annual Meeting. If you attend the meeting virtually, you will need to follow the instructions included on your broker-provided notice or proxy card.
If you do not provide instructions with your proxy, your bank, broker, or other nominee (collectively referred to as a “broker”) will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters but do not have discretion to vote on non-routine matters. For example, if you do not provide voting instructions to your broker, the broker could vote your shares for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2024 (proposal 3) because that is deemed to be a routine matter, but the broker could not vote your shares for proposal 1, the election of the Class III directors or proposal 2, the non-binding and advisory resolution approving the compensation of our Named Executive Officers, as described in this proxy statement under “Executive Compensation,” on the agenda at the Annual Meeting.
If you do not provide voting instructions to your broker and the broker has delivered a proxy card indicating that it does not have discretionary authority to vote on a particular proposal, your shares will be considered as “broker non-votes” with regards to that proposal. Broker non-votes will be counted for the purpose of determining the existence of a quorum but generally will not be considered as entitled to vote with respect to that proposal. Broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal that requires the affirmative vote of a majority of the shares present and entitled to vote.
How are votes counted? Votes will be counted by the inspector of election appointed by the Board for the meeting, who will separately count “FOR” and “WITHHOLD” votes and any broker non-votes for the election of directors. Broker non-votes will not count for or against any nominees.
With respect to proposals 2 and 3, below, the inspector of election will separately count “FOR,” “AGAINST” or “ABSTAIN” votes. Abstentions and broker non-votes will have no effect and will not be counted towards the vote totals for proposals 2 and 3.
How many votes are needed to approve each of the proposals? Provided that a quorum is present, approval of the proposals described in this proxy statement will require the following affirmative votes (among votes properly cast virtually or by proxy):
•Proposal 1 — Election of our two nominees for Class III directors. The two nominees receiving the most “FOR” votes will be elected.
•Proposal 2 — Non-binding and advisory resolution approving the compensation of our Named Executive Officers, as described in this proxy statement under “Executive Compensation.” This proposal will be approved if the holders of a majority of the total votes cast either affirmatively or negatively vote “FOR” the proposal.
•Proposal 3 — Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for our fiscal year ending September 30, 2024. This proposal will be approved if the holders of a majority of the total votes cast either affirmatively or negatively vote “FOR” the proposal.
What is the effect of abstentions? Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and will have no impact for purposes of determining the approval of each of the proposals submitted to the stockholders for a vote.

A summary of the voting provisions, provided a valid quorum is present or represented at the Annual Meeting, for the matters described in “What am I voting on?”, “How are votes counted?”, “How many votes are needed to approve each of the proposals?” and “What is the effect of abstentions?” is as follows:

Proposal No.	Vote	Board Recommendation	Routine or Non-Routine	Discretionary Voting by Broker Permitted?	Vote Required for Approval	Impact of Abstentions	Impact of Broker Non- Votes
1	Election of Director Nominees	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you if you do not provide instructions to your broker.	No	Plurality	No impact	No impact
2	Non-binding and advisory resolution approving the compensation of our Named Executive Officers	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you if you do not provide instructions to your broker.	No	Majority of votes cast affirmatively or negatively	No impact	No impact
3	Ratification of independent registered public accounting firm	FOR	Routine, thus if you hold your shares in street name, your broker may vote your shares for you absent any other instructions from you.	Yes	Majority of votes cast affirmatively or negatively	No impact	No impact
How will the Company representative proxy holders vote for me? Emily M. Leproust, Ph.D. and Dennis Cho, the latter of whom serves as our Senior Vice President, General Counsel, Secretary and Chief Ethics and Compliance Officer, or anyone else that they choose as their substitutes, have been appointed by the Board as proxy holders to vote in your place as your proxies at the Annual Meeting. The proxy holders will vote your shares as you instruct them. If you sign, date and return the enclosed proxy card and do not indicate how you want your shares voted, the proxy holders will vote as our Board recommends. If there is an interruption or adjournment of the Annual Meeting before the agenda is completed, the proxy holders may still vote your shares when the meeting resumes. If a broker holds your common stock, they will ask you for instructions and instruct the proxy holders to vote the shares held by them in accordance with your instructions.
Can I change my vote after I have returned my proxy card? Yes. After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date. Accordingly, you may change your vote either by submitting a proxy card prior to the Annual Meeting or by voting virtually at the Annual Meeting. The later submitted vote will be recorded and the earlier vote revoked. You also may revoke your proxy by sending a notice of revocation to our General Counsel, Dennis Cho, which must be received prior to the Annual Meeting. If your shares are held by your broker, you should follow the instructions provided by your broker.
What constitutes a quorum for purposes of the Annual Meeting? To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the record date, are represented virtually or by proxy. Based on the number of shares of our common stock outstanding as of the record date, 28,889,517 shares of our common stock must be represented virtually or by proxy at the Annual Meeting to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker) or if you vote virtually at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is not a quorum at the Annual Meeting, our stockholders may adjourn the meeting.
Who pays for this solicitation? Twist will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person, virtually or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses. We do not expect to, but have the option to, retain a proxy solicitor.
What does it mean if I receive multiple proxy cards? If you receive more than one proxy card, it means that your shares are registered in more than one name or are registered in different accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.
What happens when two stockholders share the same address? We may satisfy the Securities and Exchange Commission (“SEC”) rules regarding delivery of proxy statements by delivering a single proxy statement to an address shared by two or more of our stockholders. This delivery method is known as “householding” and can result in meaningful cost savings for us. To take advantage of this opportunity, we may deliver only one proxy statement to multiple stockholders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write us at the address above or call us at (800) 719-0671 to request delivery of a single copy of these materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of a proxy statement either now or in the future, please contact us.
What happens if other business not discussed in this proxy statement comes before the meeting? The Company does not know of any business to be presented at the Annual Meeting other than the proposals discussed in this proxy statement. If other business comes before the meeting and is proper under Delaware law, the proxy holders will use their discretion in casting all of the votes that they are entitled to cast.
How can I find out the results of the voting at the Annual Meeting? We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.
When are stockholder proposals due for next year’s annual meeting of the stockholders? Our stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of our bylaws and the rules established by the SEC.
Under Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), if you want us to include a proposal in the proxy materials for our 2024 annual meeting of stockholders, we must receive the proposal at our executive offices at 681 Gateway Boulevard, South San Francisco, California 94080 by September 7, 2024.
Under our bylaws, a stockholder who wishes to present a proposal, including director nominations, before an annual meeting of stockholders but does not intend for the proposal to be included in our proxy statement must provide notice of its proposal not earlier than October 9, 2024 and not later than November 8, 2024. In the event that we hold our 2025 annual meeting of stockholders more than 30 days before or after the one-year anniversary of the Annual Meeting, the deadline will instead be the later of the close of business on the 90th day prior to such annual meeting or the close of business on the 10th day following the first public disclosure of the 2025 annual meeting date. The notice and proposal should be addressed to the attention of our General Counsel at our executive offices at the address listed on the cover of this proxy statement, and we suggest that it be sent by certified mail, return receipt requested.
In addition, stockholders who intend to solicit proxies in support of director nominees other than those nominees nominated by the Company must also comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.
Any proposal that you submit must comply with our bylaws and SEC rules.
Whom can I contact for further information?
If you would like additional copies, without charge, of this proxy statement and other proxy materials for the Annual Meeting or proxy materials for future stockholder meetings, please contact our Investor Relations team at (800) 719-0671. If you have any questions about the Annual Meeting, the proposals, or the procedures for voting your shares, you should contact our General Counsel, Dennis Cho, at (800) 719-0671.

PROPOSAL 1 — ELECTION OF DIRECTORS
Pursuant to our certificate of incorporation and bylaws, our Board is divided into three classes with staggered three-year terms. The total number of authorized directors on our Board will be fixed at eight directors, effective as of the date of the Annual Meeting. The terms of our Class III directors will expire at the annual meeting of stockholders to be held in 2027.
There are two nominees for Class III director at the Annual Meeting: Dr. Emily M. Leproust and Robert Chess. Dr. William Banyai’s term will expire at the Annual Meeting and he will cease to serve as a director following the Annual Meeting. Stockholders cannot submit proxies voting for a greater number of persons than the two nominees named in this Proposal 1. Each director to be elected will hold office until the annual meeting of stockholders to be held in 2027 and until her or his successor is elected and qualified or until the director’s death, retirement, resignation or removal. Each nominee is currently a director of the Company and has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.
There are no family relationships between any of our directors, nominees or executive officers. There are also no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which he or she has been or will be selected as a director and/or executive officer.
Nominees for Class III Directors

Name	Age	Class	Position
Emily M. Leproust, Ph.D.	50	III	Chief Executive Officer and Board Chair
Robert Chess	66	III	Compensation Committee Member, Nominating and Corporate Governance Committee Chair and Lead Independent Director

Emily M. Leproust, Ph.D., age 50, has served as our Chief Executive Officer and a member of our Board since April 2013, our President from April 2013 to October 2022 and Chair of our Board since October 2018. Prior to co-founding Twist, Dr. Leproust served in various positions at Agilent, most recently as its Director, Applications and Chemistry R&D from February 2009 to April 2013. In addition, Dr. Leproust has served on GeneDx Holdings Corp.’s (formerly known as Sema4 Holdings Corp.) board of directors since September 2020. Dr. Leproust holds a M.Sc. in Industrial Chemistry from the Lyon School of Industrial Chemistry and a Ph.D. in Organic Chemistry from the University of Houston.
Our Board believes that Dr. Leproust is qualified to serve as a director because of her operational and historical expertise gained from serving as our President (until October 2022) and Chief Executive Officer, and her extensive professional and educational experience in the biotechnology industry.
Robert Chess, age 66, has served on our Board since July 2014, and he was appointed as lead independent director effective as of October 30, 2018. Mr. Chess is Chairman of the Board of Directors of Nektar Therapeutics, a publicly traded therapeutics company. He has served on the Board of Nektar Therapeutics as either Chief Executive Officer and/or Chairman since 1992 and has held the Chairman position since 1999. Mr. Chess has also served on the Board of Directors of Pharsight Corp., a publicly traded company that provides software and scientific consulting services to pharmaceutical and biotechnology companies, and CoTherix, Inc., a publicly traded biopharmaceutical company. Mr. Chess is also currently a director of two private companies. Mr. Chess currently serves as a lecturer at the Stanford Graduate School of Business, a position he has held since 2004. Mr. Chess holds a B.S. in Engineering with Honors from the California Institute of Technology and an M.B.A. from Harvard University.
Our Board believes that Mr. Chess brings extensive board and executive experience managing the operations of biotechnology companies, and his service on a number of public company boards provides important industry and corporate governance experience, which qualifies him to serve as one of our directors.

Continuing Directors

Name	Age	Class(1)	Position
Nelson Chan	62	I	Director, Audit and Risk Committee Member and Nominating and Corporate Governance Committee Member, Lead Director for ESG
Keith Crandell	63	II	Director, Compensation Committee Member and Nominating and Corporate Governance Committee Member
Jan Johannessen	67	II	Director, Audit and Risk Committee Chair and Nominating and Corporate Governance Committee Member
Xiaoying Mai	36	I	Director and Audit and Risk Committee Member
Robert Ragusa	63	I	Director, Audit and Risk Committee Member and Compensation Committee Member
Melissa A. Starovasnik, Ph.D.	58	I	Director and Compensation Committee Chair
__________________
(1)The terms of Class I directors will expire at the 2025 annual meeting. The terms of Class II directors will expire at the 2026 annual meeting.
Nelson C. Chan, age 62, has served on our Board since May 2019. From 2006 until 2008, Mr. Chan served as Chief Executive Officer of Magellan Navigation, Inc., a leader in the consumer, survey, GIS and OEM GPS navigation and positioning markets. From 1992 through 2006, Mr. Chan held various senior management positions at SanDisk Corporation, a leader in flash memory cards, including most recently as Executive Vice President and General Manager, Consumer Business. From 1983 to 1992, he held marketing and engineering positions at Chip and Technologies, Signetics, and Delco Electronics. Mr. Chan is Chairman of the Board of Synaptics Incorporated, a developer of custom-designed human interface solutions and a member of its Audit Committee and Nominating and Corporate Governance Committee. Mr. Chan is also a director and a member of the Audit Committee and Nominating and Corporate Governance Committee of Deckers Outdoor Corporation. He served as Chairman of the board of Adesto Technologies Corporation from 2010 until it was acquired in 2020 by Dialog Semiconductor PLC, and as a member of the board of Affymetrix Inc. from March 2010 to March 2016 until it was acquired by Thermo Fisher Scientific Inc. Mr. Chan was Chairman of the board of Outerwall Inc. from June 2013 to September 2016 and served on the board from June 2011 to June 2013 until it was acquired by Apollo Global Management. He was a director of Socket Mobile from 2016 until 2019, and as a director of Silicon Laboratories, Inc. from 2007 until 2010. Mr. Chan also currently serves as a member of the board of several privately-held companies. Mr. Chan holds a B.S. degree in electrical and computer engineering from the University of California at Santa Barbara and a M.B.A. from Santa Clara University.
Our Board believes that Mr. Chan’s past experience as the Chief Executive Officer of Magellan, his senior management positions with other leading companies, his experience with ESG initiatives, risk management and commercial operations, and his service as a director and audit committee member of multiple public and private companies provide the requisite qualifications, skills, perspectives, and experiences that qualify him to serve on our Board and as our lead ESG director.
Xiaoying Mai, age 36, has served on our Board since July 2018. Ms. Mai is an Executive Director of GF Investments (Hong Kong), a private equity investment firm based in Hong Kong China that specializes in investing in biotechnology companies, a position she has held since Nov 2021. Ms. Mai previously served as an investment director of GF Xinde, a venture arm for Guangfa Securities Co., Ltd, a publicly listed company in Hong Kong from 2015 to 2021, before which she was with the finance department of the group, where she specialized in preparing financial information for public disclosure and tax management. Ms. Mai holds a B.A. in Business Management from the Guangdong University of Foreign Studies and a M.A. in accountancy from George Washington University.
Our Board believes that Ms. Mai brings extensive financial expertise and experience in the biotechnology industry and with markets in Asia, which qualifies her to serve as one of our directors.
Keith Crandell, age 63, has served on our Board since October 2013. Mr. Crandell is a Managing Director of ARCH Venture Management, L.P., and its predecessor, a venture capital firm focused on early-stage technology companies, since 1986. Mr. Crandell is a director of several private companies and also serves on the board of directors of 908 Devices Inc., a publicly traded company focused on point-of-need chemical and biomolecular analysis devices. From 2007 to 2019, he served on the board of directors of Adesto Technologies Corporation, a publicly traded provider of application-specific and ultra-low power non-volatile memory products. Mr. Crandell holds a B.S. in Chemistry and Mathematics from St.

Lawrence University, an M.S. in Chemistry from the University of Texas, Arlington, and an M.B.A. from the University of Chicago.
Our Board believes that Mr. Crandell brings extensive experience in the technology, life sciences and biotechnology industries and that his service on a number of boards provides an important perspective on operations, finance and corporate governance matters, which qualifies him to serve as one of our directors.
Jan Johannessen, age 67, has served on our Board since October 2018. Mr. Johannessen currently serves as an advisor to iGlobe Partners, a venture capital company. Mr. Johannessen served as Chief Operating Officer and Secretary at Conexant Systems, LLC, a semiconductor company, from May 2013 to August 2017 and also served as its Chief Financial Officer from May 2013 to May 2016 and as its Chief Executive Officer from May 2016 to August 2017. Mr. Johannessen served as Chief Financial Officer and Secretary at REC Silicon ASA, a company listed on the Oslo stock exchange from August 2008 to May 2013. He served as Interim Chief Executive Officer and President at Lattice Semiconductor Corporation, a publicly traded company, from May 2008 to August 2008 and as Chief Financial Officer and Secretary at Lattice Semiconductor Corporation from December 2003 to May 2008. Mr. Johannessen holds a B.S. in Business from the University of Houston, and an M.B.A. in International Business from Arizona State University.
Our Board believes that Mr. Johannessen brings extensive executive experience in the technology industry and financial and accounting expertise, which qualifies him to serve as one of our directors.
Robert Ragusa, age 64, has served on our Board since November 2016. Mr. Ragusa is currently the Chief Executive Officer of GRAIL, LLC. (“GRAIL”), a healthcare company focused on early detection of multiple cancers, which was acquired by Illumina, Inc. in August 2021. He has been the Chief Executive Officer of GRAIL since October 2021. Mr. Ragusa served as the Chief Operating Officer of Illumina, Inc., a publicly traded corporation providing sequencing and array-based solutions for genetic and genomic analysis from December 2013 to October 2021. Prior to joining Illumina, Inc., from April 2010 to November 2013, Mr. Ragusa was Executive Vice President, Global Operations and Service at Accuray Incorporated, a radiation oncology company that develops, manufactures, sells and supports cancer treatment solutions. Mr. Ragusa holds a B.S. in Biomedical and Electrical Engineering and an M.B.A. from the University of Connecticut, and an M.S. in Biomedical and Electrical Engineering from Carnegie-Mellon University.
Our Board believes that Mr. Ragusa brings extensive experience in important ecosystem partners and managing operations of large public companies, and this, in addition to his education in biotechnology, finance and management, qualifies him to serve as one of our directors.
Melissa A. Starovasnik, Ph.D. age 58, has served on our Board since August 2021. Prior to joining our Board, Dr. Starovasnik served as Senior Scientific Advisor, Research at Genentech, Inc. (“Genentech”) from 2017 to 2021 and brings nearly three decades of experience in protein and antibody drug discovery and development. From 1993 to 2017, Dr. Starovasnik served at Genentech in roles of increasing responsibility and was an integral member of the research leadership team. As Vice President, Protein Sciences and Head of Large Molecule Drug Discovery from 2011 to 2017, she was responsible for protein and antibody therapeutics discovery, overseeing an organization of nearly 200 employees. Dr. Starovasnik holds a B.S. in Chemistry and a Ph.D. in Biochemistry from the University of Washington. She also currently serves as a Scientific Advisory Board Member for Aarvik Therapeutics Inc, Ambrx Inc, Denali Therapeutics Inc., and Expansion Therapeutics, among other advisory roles.
Our Board believes that Dr. Starovasnik’s extensive experience in the biotechnology industry and significant leadership experience qualify her to serve as one of our directors.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)		Option Awards(2) ($)	All Other Compensation	Total ($)
Nicolas Barthelemy	21,949	—	(3)	—	—	21,949
Nelson C. Chan	70,000	214,990	(3)	—	—	284,990
Robert Chess	88,988	214,990	(3)	—	—	303,978
Keith Crandell	57,500	214,990	(3)	—	—	272,490
Jan Johannessen	70,000	214,990	(3)	—	—	284,990
Xiaoying Mai	55,000	214,990	(3)	—	—	269,990
Robert Ragusa	56,354	214,990	(3)	—	—	271,344
Melissa A. Starovasnik	61,622	214,990	(3)	—	—	276,612
__________________
(1)The amounts reported in this column reflect the aggregate grant date fair value for financial statement reporting purposes of restricted stock units granted during the fiscal year ended September 30, 2023 as determined in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). These amounts reflect our accounting expense for these restricted stock units and do not represent the actual economic value that may be realized by each non-employee director. There can be no assurance that these amounts will ever be realized. For information on the assumptions used in valuing these awards, refer to Note 10 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023.
(2)None of our non-employee directors received options during the fiscal year ended September 30, 2023. As of September 30, 2023, the aggregate number of shares of Twist common stock underlying outstanding option awards for each non-employee director were: Mr. Chan: 38,396; Mr. Chess: 58,379; Mr. Crandell: 22,858; Mr. Johannessen: 45,162; Ms. Mai: 22,858; Mr. Ragusa: 12,270; and Dr. Starovasnik: 2,739.
(3)This represents the grant date aggregate fair value of 8,212 restricted stock units (“RSUs”) granted on February 7, 2023, 100% of which vest on the earlier of (i) the one-year anniversary of the date of the grant or (ii) the date of the Company’s first annual meeting of stockholders following the date of the grant each subject to the non-employee director’s continuous service through the vesting date. As of September 30, 2023, there were 8,212 shares of Twist common stock underlying outstanding RSUs for each of our non-employee directors (other than Nicolas Barthelemy).
Our non-employee director compensation policy is designed to provide the appropriate amount and form of compensation to our non-employee directors. Under this policy, we will pay our non-employee directors a cash retainer for service on the Board and an additional cash retainer for service on each committee on which the director is a member, which will be paid quarterly in arrears. The chair of each committee will receive higher retainers for such service. The fees paid to non-employee directors for service on the Board and for service on each committee of the Board on which the director is a member were as follows as of the beginning of fiscal year 2023:

	Member Annual Retainer	Chair or Lead Director Annual Retainer
Board of Directors	$45,000	$65,000
Audit Committee	10,000	20,000
Compensation Committee	7,500	15,000
Nominating and Corporate Governance Committee	5,000	10,000
ESG	—	$10,000

In February 2023, our Board amended our non-employee director compensation policy to (i) increase the compensation paid to the lead independent director of the Board by $10,000 such that the total compensation payable to the lead independent director in a fiscal year will be $45,000 for service on the Board and $30,000 for service as the Board’s lead independent director, and (ii) increase the compensation paid to the Chair of the Compensation Committee of the

Board by $2,500 such that the total compensation payable to such Chair in a fiscal year for service on the Compensation Committee will be $7,500 for service on the Compensation Committee, and $10,000 for service as the Chair of such committee. The fees paid to a non-employee director for service on the Board and for service on each committee of the Board on which the director is a member remain unchanged.

	Member Annual Retainer	Chair or Lead Director Annual Retainer
Board of Directors	$45,000	$75,000
Audit Committee	10,000	20,000
Compensation Committee	7,500	17,500
Nominating and Corporate Governance Committee	5,000	10,000
ESG	—	$10,000
In addition, each non-employee director elected to our Board will, upon the date of his or her initial election or appointment to be a non-employee director, be granted an equity award value of $395,000, which will be in the form of restricted stock units. One-third of the shares subject to such initial RSU award will vest on each anniversary of the date of grant, subject to the director providing service through each vesting date. Further, at the close of business on the date of each annual stockholder meeting, each person who is currently a non-employee director will be granted additional equity awards using an aggregate cash value target of $215,000, which will be in the form of restricted stock units. 100% of the shares subject to such annual RSU grant will vest in full on the earlier of the one-year anniversary of the grant date or the next annual stockholder meeting, subject to the director providing service through the vesting date. All RSU awards to non-employee directors are made pursuant to the 2018 Plan. Notwithstanding the foregoing vesting schedules, if such director remains a service provider until immediately prior to the closing of a “change in control” (as defined in the applicable equity plan), the shares subject to his or her then-outstanding RSU award that was granted pursuant to the non-employee director compensation policy will become fully vested immediately prior to the closing of the change in control.
We will also continue to reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our board of director and committee meetings.
Board Diversity

Board Diversity Matrix (As of December 31, 2023)
		9
Total Number of Directors	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	1	—	—
Hispanic or Latino	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1	—	—	—
Did Not Disclose Demographic Background	—	—	—	—
Our Board adopted a Board Diversity Policy in February 2022 that can be viewed on the Investor Relations section of our website at investors.twistbioscience.com/governance/governance-highlights.

Required Vote
The two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for such nominee will instead be voted for the election of a substitute nominee proposed by our Board and the nominating and corporate governance committee. Under applicable rules, brokers are prohibited from giving proxies to vote on elections of directors unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to the two nominees in this proposal 1 if you want your broker to vote your shares on the matter. Otherwise, your shares will be treated as broker non-votes. Broker non-votes will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE NAMED IN PROPOSAL 1.

CORPORATE GOVERNANCE
Board Composition
We continuously evaluate our director skill set and expertise for alignment with our strategic objectives. Our directors bring extensive expertise in areas that are important to Twist’s strategy, execution and long-term success. In addition, we strive to create and maintain a diverse board as we respect the value that diverse life experiences bring to our Board and leadership.
Our Board is currently comprised of nine members. Our amended and restated bylaws permit our Board to establish by resolution the authorized number of directors, and as of the date of the Annual Meeting, eight directors will be authorized, seven of whom qualify as “independent” under the listing standards of the Nasdaq Stock Market. Our Board has appointed Dr. Leproust to serve as Chair of our Board, Mr. Chess to serve as our lead independent director and Mr. Chan to serve as our lead director for ESG.
Our Board is divided into three classes, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes of directors continuing for the remainder of their respective three-year terms.
Our directors are divided among the three classes as follows:
•the Class I directors are currently Messrs. Chan and Ragusa, Ms. Mai and Dr. Starovasnik and their terms will expire at the annual meeting of stockholders to be held in 2025;
•the Class II directors are currently Messrs. Crandell and Johannessen, and their terms will expire at the annual meeting of stockholders to be held in 2026; and
•the Class III directors are currently Drs. Leproust and Banyai and Mr. Chess, and their terms will expire at the Annual Meeting. Dr. Banyai’s term will expire at the Annual Meeting and he will cease to serve as a director following the Annual Meeting.

Director
Director Skills and Expertise	Nelson C. Chan	Robert Chess	Keith Crandell	Jan Johannessen	Emily M. Leproust, Ph.D.	Xiaoying Mai	Robert Ragusa	Melissa A. Starovasnik, Ph.D.
Public Company Board/CEO	√	√			√		√
Finance Expert	√	√	√	√		√
Global Commercial Operations	√			√	√		√
Risk Oversight	√	√	√	√	√	√	√	√
Strategic Planning	√	√	√	√	√	√	√	√
Technology Innovation	√	√	√	√	√	√	√	√
Talent Management	√	√	√	√	√		√	√
Executive Leadership	√	√	√	√	√	√	√	√
Corporate Governance and Sustainability	√	√	√		√		√
Science Research and Development	√		√	√	√		√	√
Board and Committee Meetings
Our Board held four meetings during the fiscal year ended September 30, 2023. The number of meetings held by each of the standing committees of our Board are provided below. All directors attended at least 75% of the meetings of the Board and the committees on which he or she served.

Board and Committee Meeting Attendance Policy
Our Board has adopted a Directors Attendance Policy, which strongly encourages directors to attend each meeting of the Board and meetings of committees of the board on which they serve in person, by telephone conference or by other means.
Attendance at Annual Meeting
Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, directors are encouraged to attend the annual meetings. All directors attended our 2023 annual meeting of stockholders except for Nicolas Barthelemy, whose term expired at the time of the 2023 annual meeting, and Mr. Ragusa.
Director Independence
Our Board has undertaken a review of its composition, the composition of its committees, and the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based on information provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board has determined that each of Messrs. Chan, Chess, Crandell, Johannessen and Ragusa, Ms. Mai and Dr. Starovasnik do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC, and the listing standards of the Nasdaq Stock Market. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described above in this section.
Proxy Access
In 2022, our Board amended our bylaws to permit a stockholder, or group of up to 20 stockholders, owning in the aggregate at least 3% of our outstanding common stock continuously for at least three years and who continue to own such minimum shares through the date of the Annual Meeting, to nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of the board of directors, provided that the nominating holders and the nominees satisfy the requirements specified in the bylaws, including providing us with advance notice of the nomination.
Communications with the Board of Directors
Stockholders and other interested parties may communicate with our Board of Directors as a whole, the Chair of the Board, Lead Independent Director or the independent directors as a group, by writing to our Board of Directors c/o Secretary, Dennis Cho, Twist Bioscience Corporation, 681 Gateway Boulevard, South San Francisco, California 94080. All mail received will be opened and communications that relate to matters that are within the scope of the responsibilities of our Board of Directors will be forwarded to the Chair of the Board, the Lead Independent Director or the independent directors as a group, as applicable. If the correspondence is addressed to our Board of Directors, the Chair of the Board will share it with the other board members if the Chair determines it is appropriate for our Board of Directors to review such correspondence.
Committees of the Board
Our Board has an audit and risk committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below.
Audit and Risk Committee
Our audit and risk committee is currently comprised of Messrs. Chan, Johannessen and Ragusa and Ms. Mai, each of whom is a non-employee member of our Board, with Mr. Johannessen serving as audit and risk committee chair. Our Board has determined that each of the members of our audit and risk committee satisfies the requirements for independence and financial literacy under the current listing standards of the Nasdaq Stock Market and SEC rules and regulations, including Rule 10A-3. Our Board has also determined that individually, both Messrs. Chan and Johannessen are audit committee financial experts within the meaning of Item 407(d) of Regulation S-K of the Securities Act. This designation is a disclosure requirement of the SEC and does not impose upon Messrs. Chan and Johannessen any duties, obligations, or liabilities greater than that which would otherwise be imposed by virtue of their membership on the board or the audit and risk committee. In addition, this designation does not affect the duties, obligations, or liabilities of any other director or audit and risk committee member.
Our audit and risk committee is responsible for, among other things:
•selecting a qualified firm to serve as independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence and performance of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing related party transactions;
•reviewing our policies on risk assessment and risk management;
•reviewing the adequacy and effectiveness of our cyber security and information security policies and practices, including the internal controls regarding cyber and information security;
•review with management and members of the internal auditor, if any, any regulatory developments that could impact our risk identification, assessment, monitoring and risk management and mitigation;
•approving all audit and all permissible non-audit services, to be performed by the independent registered public accounting firm; and
•reviewing the audit committee report required by SEC rules to be included in our annual proxy statement.
Our audit and risk committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of the Nasdaq Stock Market, and which is available on the investor relations section of our website at www.twistbioscience.com. All audit services to be provided to us and all permissible non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm will be approved in advance by our audit and risk committee. Our audit and risk committee held five meetings in the fiscal year ended September 30, 2023.
Compensation Committee
Our compensation committee is currently comprised of Messrs. Chess, Crandell, Ragusa and Dr. Starovasnik, each of whom is a non-employee member of our Board, with Dr. Starovasnik serving as compensation committee chair. Our Board has determined that each member of the compensation committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and each member meets the requirements for independence under the listing standards of the Nasdaq Stock Market and SEC rules and regulations. Our compensation committee is responsible for, among other things:
•reviewing and approving the compensation of our chief executive officer and other executive officers;
•reviewing the compensation paid to our directors and making recommendations to our Board;
•reviewing, adopting, amending, and administering our equity incentive plans and granting awards to eligible persons and determining the terms of such awards;
•reviewing, approving, amending, and terminating any change in control, severance or termination agreement, plan or arrangement for our executive officers;
•reviewing in conjunction with the nominating and corporate governance committee, succession planning for our chief executive officer and other executive officers and evaluating potential successors; and
•assessing whether our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us.
Our compensation committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of the Nasdaq Stock Market, and which is available on the investor relations section of our website at www.twistbioscience.com. Our compensation committee held four meetings in the fiscal year ended September 30, 2023.

Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Messrs. Chan, Chess, Crandell and Johannessen, each of whom is a non-employee member of our Board, with Mr. Chess serving as chair. Our Board has determined that each member of our nominating and corporate governance committee meets the requirements for independence under the listing standards of the Nasdaq Stock Market and SEC rules and regulations.
Our nominating and corporate governance committee is responsible for, among other things:
•identifying, evaluating and making recommendations to our Board regarding nominees for election to our Board, and individuals to fill any vacancies on our Board, between meetings of our stockholders at which directors are to be elected;
•identifying, evaluating and making recommendations to our Board regarding the chairmanship and membership of each of its committees;
•considering and making recommendations to our Board regarding the composition of our Board and its committees;
•assessing the effectiveness of any diversity policy our Board may determine to implement;
•reviewing in conjunction with the compensation committee, succession planning for our chief executive officer and other executive officers and evaluating potential successors;
•reviewing and assessing the adequacy of our corporate governance guidelines and recommending any proposed changes to our Board; and
•reviewing and assessing our ESG initiatives, goals and progress.
Our nominating and corporate governance committee operates under a written charter, which satisfies the applicable listing requirements and rules of the Nasdaq Stock Market, and which is available on the investor relations section of our website at www.twistbioscience.com. Our nominating and corporate governance committee held four meetings in the fiscal year ended September 30, 2023.
Our nominating and corporate governance committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including, but not limited to, diversity of personal and professional background, perspective and experience; personal and professional integrity, ethics and values; experience in corporate management, operations or finance; experience relevant to our industry and with relevant social policy concerns; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of our operations; practical and mature business judgment; and any other relevant qualifications, attributes or skills.
Currently, our Board evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.
Our Board may from time to time establish other committees.
Report of the Audit and Risk Committee
The material in this Report of the Audit and Risk Committee is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Twist Bioscience Corporation under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.
The audit and risk committee has reviewed the Company’s audited consolidated financial statements for the fiscal year ended September 30, 2023 and discussed these financial statements with the Company’s management and with Ernst & Young LLP, the Company’s independent registered public accounting firm.
The Company’s management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control for that purpose. The Company’s independent registered public accounting firm is responsible for conducting an independent audit of the Company’s annual financial statements in accordance with generally accepted accounting principles and issuing a report on the results of their audit. The audit and risk committee is responsible for providing independent, objective oversight of these processes.
The audit and risk committee has also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission (the “SEC”).
The audit and risk committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit and risk committee concerning independence, and has discussed with Ernst & Young LLP its independence.
Based on the review and discussions referred to above, the audit and risk committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023 for filing with the SEC.
By the Audit and Risk Committee
Jan Johannessen (Chair)
Nelson C. Chan
Xiaoying Mai
Robert Ragusa
Policies and Procedures for Related Party Transactions
Our audit and risk committee charter states that our audit and risk committee is responsible for reviewing and approving in advance any related party transaction. Our Board adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions by the audit and risk committee. Pursuant to the policy, all of our directors, officers and employees are required to report to the audit and risk committee prior to entering into any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are to be a participant, the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. There were no actual or proposed related party transactions in excess of $120,000 incurred in the fiscal year ended September 30, 2023.
Stockholder Engagement
We actively engage with our stockholders as we value their insights and perspective. Through our investor relations program, we regularly meet with our stockholders through scheduled investor meetings, conferences, roadshows, tours and other active engagements. Our stockholder engagement is directed by our head of corporate affairs with oversight by our Chief Executive Officer, board chairperson and co-founder, Emily Leproust and our Chief Financial Officer, Jim Thorburn.
Additionally, over the last two years we have met with stockholders estimated to hold approximately 71% of our outstanding shares of common stock, and expanded our stockholder engagement program to include outreach to and meetings with investor stewardship and governance groups in order to discuss proxy-related proposals, overall corporate governance, ESG initiatives and other reporting initiatives. These discussions have involved our lead independent director as well as our Chief Executive Officer and Chief Financial Officer, as appropriate. These meetings have led to governance enhancements that help us to address the most important issues for our stockholders, and we consider it key to our long-term value creation.
Our conversations with stockholders in fiscal year 2023 covered a wide range of topics including our financial performance, our business strategies, commercial execution, risk management, performance metrics, diversity and inclusion metrics and programs, ESG reporting and ratings, our competitive and market positioning and growth drivers for each area of our business. Examples of our governance-specific feedback and responses can be found in our 2022 Proxy Statement – “Stockholder Feedback and How Twist Responded” table.

Stockholder Feedback	How Twist Responded
Consider providing detailed progress made toward remediation of material weaknesses during fiscal year 2023 and the path to fully remediate them.
Our Form 10-K for the fiscal year 2023 disclosed one material weakness.
During fiscal year 2023, we implemented an intensive program to remediate the previously identified material weakness, which included expanding resources, enhancing our control activities for key systems, and providing training. While we believe that we have completed updates to the control design for the majority of our systems in response to the identified material weakness, the re-designed controls did not operate for a sufficient period of time for management to conclude on operating effectiveness of the controls that were redesigned in fiscal year 2023.

Our management is committed to maintaining a strong internal control environment. In response to the material weakness above, management is continuing to take actions to remediate the material weakness in internal control over financial reporting, which include but are not limited to the following:
•Complete implementation of role redesign for certain systems, which includes rationalization of user roles and permissions and considers segregation of duties.
•Continue to implement improved IT policies and perform training to ensure a clear understanding of risk assessment, control execution, and monitoring activities related to financial reporting.
•Continue to expand the available resources at the Company with experience designing and implementing control activities, including information technology general controls, through hiring and use of third-party consultants and specialists.
•Continue to address known issues identified within change management and enforce consistent execution of key control procedures.
With these actions, when fully implemented and operated consistently, we believe we will remediate the material weakness. The material weakness will not be considered remediated until the applicable controls operate for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively.

Consider paying non-employee directors in fees only, and if equity is the only feasible option, then shares rather than options.
In terms of equity compensation, our directors are paid entirely in RSUs at this time. We ensure that every single employee—exempt and non-exempt, as well as non-employee directors—are stockholders in Twist. We are a growth business with a multi-year strategy required to build stockholder value and the RSUs align the incentives of the directors with management and stockholders since they have significant upside if the strategy is correct and well executed. Providing cash only compensation would remove this long-term alignment.

Consider setting long-term targets for executive performance.
In fiscal 2022, we began setting long-term targets for our executives, who are incentivized by performance-based stock units (PSUs). The first tranche of PSUs vests after 2 years, which is 40% of the total grant, if targets are achieved. The second tranche of PSUs vests after 3 years, which is 60% of the total grant. After consultation with Meridian, our independent compensation consultant, our compensation committee determined that setting performance-based objectives on a timeline of 3 years from the date of grant is in line with peers in our industry. We continue to evaluate our compensation practices annually, in consultation with our independent compensation consultant who provides significant expertise.

Environmental, Social and Governance (ESG) and Sustainability
At Twist, we work in service of customers who are changing the world for the better. In fields such as health care, food/ agriculture, industrial chemicals, academic research and data storage, by using our synthetic DNA tools, our customers are developing ways to better lives and improve the sustainability of the planet. We believe that the faster our customers succeed, the better for all of us, and we believe Twist is uniquely positioned to help accelerate their efforts.
Our lead director for ESG, Nelson Chan oversees goals and progress for all ESG efforts. The nominating and corporate governance committee receives quarterly updates on key ESG activities and initiatives. We established an ESG Steering Committee for oversight responsibility of our company-wide ESG strategy, initiatives, and policies. The ESG Steering Committee includes senior department leaders from finance, human resources, supply chain, legal, operations, quality assurance, information technology, biosecurity, government affairs, facilities, and others. All activities of the ESG Steering Committee are overseen by our Chief Executive Officer.

ESG Progress in 2023

During fiscal year 2023, we quantified our carbon footprint for manufacturing a single gene using our proprietary DNA synthesis platform and these data were validated by two third parties. We compared the carbon footprint of the Twist DNA synthesis method to the carbon footprint of a standard 96-well plate DNA synthesis process. Using the Twist method generates 36 grams of CO2e per gene compared to 23,000 grams of CO2e per gene from a standard 96-well plate process.
During the year MSCI upgraded us from a BB to a BBB rating. In addition, we achieved a Bronze Medal from Ecovadis for our work in sustainability.
Additional information about our ESG activities is available in our ESG Report issued in August 2023, which, although not incorporated by reference into this proxy statement, is available at our website at www.twistbioscience.com/company/esg.
Code of Conduct
We have adopted the Twist Bioscience Corporation Code of Business Conduct and Ethics, or Code of Ethics, with which every person, including executive officers, who works for Twist and every member of our Board is expected to comply. The full text of our Code of Ethics is posted on the investor relations section of our website at www.twistbioscience.com. If any substantive amendments are made to the Code of Ethics or any waiver is granted, we intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding such amendment to, or waiver from, a provision of this Code of Ethics by posting such information on our website, at the address and location specified above, or as otherwise required by the Nasdaq Select Global Market.
In addition to the Code of Ethics, we have also adopted our Anti-Corruption Policy, our Anti-Money Laundering Policy, our Modern Slavery Act Statement, our Supplier Code of Conduct, and our Board Diversity Policy. We require each of our employees to review and certify compliance with our Code of Ethics, Anti-Corruption Policy and Anti-Money Laundering Policy annually.
Succession Planning
Our Board, compensation committee and nominating and corporate governance committee maintain a plan of succession and development for the chief executive officer and each member of the executive management team. Management succession is regularly discussed in meetings of our Board. In addition, our Board periodically reviews our leadership pipeline, talent strategies, and succession plans for key positions. Directors also become familiar with potential successors for key positions through various other means, including presentations and informal meetings.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10 percent of our common stock to file with the SEC reports of ownership regarding the common stock and other Twist equity securities. These persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in fiscal year 2023, other than five Form 4s, one for each of Paula Green, Emily M. Leproust, William Banyai, James Thorburn, and Patrick Finn, related to vesting of performance stock options, which were filed late.

EXECUTIVE OFFICERS
Executive Officers
Our executive officers as of January 1, 2024, their positions and their respective ages on that date are:

Name	Age	Position
Emily M. Leproust, Ph.D.	50	Chief Executive Officer and Chair of the Board
Patrick Finn, Ph.D.	53	President and Chief Operating Officer
James M. Thorburn	68	Chief Financial Officer
William Banyai, Ph.D.	69	Senior Vice President of Advanced Development, General Manager of Data Storage and Director
Dennis Cho	53	Senior Vice President, General Counsel, Secretary and Chief Ethics and Compliance Officer
Paula Green	56	Senior Vice President of Human Resources
Robert Werner	50	Chief Accounting Officer
For information regarding Dr. Leproust, please refer to “Proposal 1 — Election of Directors,” on page 6 above.
William Banyai, Ph.D. has served as our Senior Vice President of Advanced Development and General Manager of Data Storage since January 2020 and previously served as our Chief Operating Officer from April 2013 to December 2019. He has been a member of our Board since April 2013 and will serve as a director until the Annual Meeting. Prior to co-founding Twist, from April 2006 to March 2013, Dr. Banyai was the Vice President of Hardware Engineering at Complete Genomics Inc., a life sciences company that developed and commercialized a platform for sequencing and analyzing human genomes. Dr. Banyai was also previously a director at Glimmerglass Networks, a supplier of SDN enabled Intelligent Optical Switching and Optical Network Management solutions. Dr. Banyai holds a B.S. in Physics and an M.S. in Electrical Science from the University of Michigan, an Engineer of Electrical Engineering degree from the University of Southern California and a Ph.D. in Optical Science from the University of Arizona.
Patrick Finn, Ph.D. has served as our President and Chief Operating Officer since October 2022. He joined our Company in February 2015 as Vice President of Sales and Marketing, was promoted to Senior Vice President of Commercial Operations in December 2018, and served as our Chief Commercial Officer from October 2019 to October 2022. Dr. Finn also serves on the Board of Directors of a private corporation. Prior to joining us, Dr. Finn was Vice President of Sales at Enzymatics Inc., a developer, manufacturer, and marketer of enzymes for molecular biology applications, sold predominantly to manufacturers in research and diagnostic markets from January 2012 to March 2015. Dr. Finn holds a B.Sc. in Chemistry from Heriot-Watt University and a Ph.D. in Chemistry from the University of Southampton.
James M. Thorburn has served as our Chief Financial Officer since April 2018. Prior to joining us, Mr. Thorburn served as a member of the Board of Directors of IXYS Corporation, a publicly traded semiconductor company from March 2007 to January 2018. Mr. Thorburn was also Chief Sales Officer and Co-Head of International at Televerde, a demand generation and sales acceleration enterprise, from August 2014 to February 2018. Prior to Televerde, he served as interim CFO of several public and private companies including Enercore, Next Autoworks, Fisker Automotive and Numonyx. Mr. Thorburn served as Chief Executive Officer of Zilog from March 2001 until August 2006. Prior to serving as Chief Executive Officer of Zilog, Mr. Thorburn held various executive positions including Chief Operating Officer of ON Semiconductor, operating consultant with Texas Pacific Group, Chief Financial Officer at Zilog and various management positions at National Semiconductor Corporation. Mr. Thorburn holds a B.Sc. (Hons.) degree from University of Glasgow and passed the Chartered Institute of Management Accountant exams in the United Kingdom.
Dennis Cho has served as our Senior Vice President, General Counsel, Secretary and Chief Ethics and Compliance Officer since September 2021. From January 2021 to September 2021, Mr. Cho served as Vice President and Assistant General Counsel at CytomX Therapeutics, Inc., a therapeutic antibody platform company. Prior to this, from December 2019 to January 2021, Mr. Cho served as Executive Director for Seagen Inc., a biotechnology company. From October 2010 to December 2019, Mr. Cho was Senior Corporate Counsel and Executive Director for Celgene Corporation, an integrated global pharmaceutical company. Mr. Cho holds a B.S. in Molecular Cell Biology (Genetics), and Ethnic Studies, and a J.D. from University of California, Berkeley.
Paula Green has served as our Senior Vice President of Human Resources since December 2020 and previously served as our Vice President of Human Resources from March 2016 to November 2020. Prior to joining us, Ms. Green was

Vice President of Human Resources at Qiagen, N.V., a provider of sample and assay technologies for molecular diagnostics, applied testing, academic and pharmaceutical research from March 2001 to September 2015. Ms. Green holds a B.S. in Organizational Behavior from the University of San Francisco.
Robert Werner has served as our Vice President, Chief Accounting Officer since May 2023. Prior to joining us, Mr. Werner was Chief Accounting Officer at Invitae, Inc. Prior to Invitae, Mr. Werner served as Vice President of Finance and Corporate Controller at Proteus Digital Health. He previously served as Corporate Controller and Principal Accounting Officer at CardioDx and as Corporate Controller at Bloom Energy. He held a series of roles of increasing responsibility at Spansion, Inc. (a spinoff of Advanced Micro Devices). Mr. Werner is a Certified Public Accountant and holds a Master’s of accountancy in professional accounting and a B.S. degree in Accounting from Brigham Young University’s Marriott School of Management.
There are no immediate family relationships between or among any of our executive officers or directors.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis section, or CD&A, is designed to provide our stockholders with an explanation of our executive compensation philosophy and objectives. While the principles underlying this philosophy extend to all levels of the organization, this CD&A primarily covers the compensation provided to our named executive officers (“NEOs”). For 2023, our NEOs include five current executive officers named below and in the executive compensation tables of this proxy statement, as follows:
•Emily M. Leproust, Ph.D., Chief Executive Officer and Chair of the Board
•James M. Thorburn, Chief Financial Officer
•William Banyai, Ph.D., Senior Vice President of Advanced Development and General Manager of Data Storage
•Patrick Finn, Ph.D., President and Chief Operating Officer
•Paula Green, Senior Vice President of Human Resources
Fiscal Year 2023 Overview
Highlights from fiscal year 2023 compared with fiscal year 2022 included:
•Our revenue grew to $245.1 million in fiscal year 2023 from $203.6 million in fiscal year 2022;
•The number of genes shipped increased 13.6% to 634,000 in fiscal year 2023 from 558,000 in fiscal year 2022;
•Our orders grew to $264 million in fiscal year 2023 from $226.4 million in fiscal year 2022;
•Our customer base grew 4.5% to approximately 3,450 customers in fiscal year 2023 from approximately 3,300 customers in fiscal year 2022; and
•We implemented a strategic restructuring plan in May 2023 to reduce costs, build a leaner organization and increase operating efficiencies.
Fiscal Year 2023 Executive Compensation Highlights
•Alignment between 2023 Financial Performance and Executive Compensation
The compensation committee relied on pre-determined performance criteria in determining the amount of the payments earned by our NEOs under our 2023 annual bonus program. The performance criteria for 2023 are described below. In setting and determining the 2023 bonus awards for our NEOs, our compensation committee considered the executive team’s achievement of the following metrics and corresponding performance goals which were selected with a focus on driving Twist’s financial, operational and strategic priorities for 2023.

Financial Performance Goal	Weighting %	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	FY2023 Results	Payout(1)
Revenue	50	$228M	$261M	$303M	$245M	75.92%
Adjusted Gross Profit(2)	20	$87M	$109M	$163M	$94M	66.57%
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(1)Results are linearly interpolated for performance between the threshold, target, and maximum goals.
(2)Adjusted gross profit is a non-GAAP financial measure defined under the FY2023 annual incentive plan as gross profit excluding stock-based compensation expense.
After considering the executive team’s achievement of revenue, adjusted gross profit, and individual strategic goals, our compensation committee objectively determined that incentive plan bonuses for 2023 performance were earned at 79.8% to 81.6% of target. In addition, in recognition of each NEO’s outstanding efforts in achieving individual performance goals, providing exceptional leadership in executing the restructuring plan during fiscal year 2023, and ending the fiscal year with a cash balance of $336M, compared to a target of $300M, the compensation committee, in consultation with its independent compensation consultant, approved an additional one-time performance award for our NEOs equal to 8% to 8.7% of each NEO’s target plan bonus opportunity. Accordingly, Dr. Leproust, Mr. Thorburn, Drs. Banyai and Finn, and Ms. Green received cash bonuses of $554,850, $222,846, $242,194, $253,800 and $157,500, respectively, representing 87.75% to 90% of target.
•Key Strategic Objectives Achieved in Fiscal Year 2023
•Revenue increased by 20% to $245.1 million in fiscal year 2023, when compared to fiscal year 2022.
•Adjusted gross profit increased by 13% to $94 million in fiscal year 2023, when compared to fiscal year 2022.
•Continued Alignment with Performance-based Compensation Philosophy
•In December 2022, the compensation committee approved our equity incentive program in respect of the first half of fiscal year 2023 to be comprised of performance-based restricted stock unit (“PRSU”) awards, which vest based on achievement of revenue growth (80% weight) and adjusted gross profit (20% weight) metrics, and time-based RSU (“RSU”) awards. The target values for these equity awards were set conservatively low at the beginning of fiscal year 2023 relative to the awards in fiscal year 2022, given the Twist stock price was significantly depressed compared to prior years. The compensation committee aimed to ensure that sufficient equity incentives remained available to provide pay for performance, reward achievement, promote retention and attract talent at non-executive employee levels, which are crucial to the Company’s growth and success. All Twist employees are shareholders and receive equity-based awards.
•In September 2023, after confirming sufficient equity awards were available for grant at non-executive levels for fiscal year 2023, and considering the added efforts and requirements of the executives following the restructuring plan, the compensation committee approved our equity incentive program in respect of the second half of fiscal year 2023 to ensure executives would be compensated at levels consistent with peer practices while incentivizing the achievement of key operational metrics, to be comprised of PRSU awards, which vest based on achievement of fiscal year 2024 ending cash balance metrics, and RSU awards.
Listening to Stockholders
As described above, we will hold a non-binding stockholder advisory vote on the fiscal year 2023 compensation of our NEOs (a Say-on-Pay vote). See “Proposal 2 — Non-Binding, Advisory Vote to Approve the Compensation of Our Named Executive Officers” for more information. Our compensation committee and Board are very interested in the ideas and any concerns of our stockholders regarding executive compensation. We value the opinions of our stockholders and consider the outcome of Say-on-Pay votes, as well as any feedback received throughout the year, when making compensation decisions for our executive officers.
At our 2023 annual meeting of stockholders, which took place in February 2023, we requested that stockholders cast a non-binding advisory vote on the compensation of our NEOs, also known as a “say-on-pay” vote. This proposal passed with approximately 92% of the votes cast (for or against). In evaluating our compensation practices in 2023, the compensation committee was mindful of the support our stockholders expressed for our philosophy of linking compensation to financial objectives and the enhancement of stockholder value. Twist seeks to provide near-term and long-term financial incentives that align the executive officers’ interest with those of the shareholders and focus executive officer behavior on the achievement of near-term corporate goals, as well as long-term business strategies. We believe alignment between executive compensation and shareholder interests has driven corporate performance over time.
As our compensation programs evolve in the future, we will continue to seek input from our stockholders and reflect that in the structure of our compensation programs.

Compensation Governance Highlights

What We Do:		What We Do Not Do:
✓	We reward performance that meets our predetermined goals	Pay cash incentives if performance levels fall below pre-determined thresholds
✓
A significant portion of our Chief Executive Officer’s (“CEO”) and NEOs’ compensation is performance-based or at risk, and a majority of our CEO’s and NEOs’ compensation is in the form of equity awards under our long-term incentive plan
Permit short-sales, hedging or pledging of our stock
✓	We have adopted stock ownership guidelines for our executives	Enter into employment agreements that provide for fixed terms or automatic compensation increases or equity grants
✓	The compensation committee retains an independent compensation consultant	Provide single-trigger change of control benefits
✓	The compensation committee is comprised of independent directors	Provide for excessive cash severance
✓	We hold an annual advisory vote on executive compensation	Provide our executives with golden parachute tax gross-ups and excessive perquisites
✓	We cap payouts under our plans to discourage inappropriate risk-taking by our NEOs	Maintain any executive pension plans, or any retirement programs that are not generally available to all employees
✓	We provide for double-trigger change in control severance provisions
✓	We maintain a clawback policy that applies to both cash incentives and equity awards
Our Compensation Philosophy and Objectives

Attract and retain	Pay for performance
Offer a total compensation program that flexibly adapts to changing economic, regulatory and organizational conditions, and takes into consideration the compensation practices of peer companies based on an objective set of criteria	Provide a significant portion of compensation through variable, performance-based components that are at-risk and based on satisfaction of designated financial and non-financial objectives
Align executive interests with our stockholders	Reward actual achievement
Compensate for achievement of short-term and long-term Company financial and operating goals and refrain from providing “golden parachute” excise tax gross-ups, or accelerated equity vesting except in limited circumstances
Align the interests of our executives with our stockholders by tying a significant portion of total compensation to our overall financial and operating performance and the creation of long-term stockholder value
Balance Short-term and Long-term Incentives
Provide near-term and long-term financial incentives that align the executive officers’ interest with those of the shareholders and focus executive officer behavior on the achievement of near-term corporate goals, as well as long-term business strategies
Fiscal Year 2023 Executive Compensation
In fiscal year 2023, approximately 84% of our CEO’s target total direct compensation and approximately 78% on average of our other NEOs’ target total direct compensation was in the form of equity awards under our long-term incentive plan (with 50% of such long-term incentive plan awards in the form of PRSUs and 50% of such long-term incentive plan awards in the form of RSUs), approximately 8% of our CEO’s target total direct compensation and 8% on average of our other NEOs’ target total direct compensation was in the form of a short-term incentive plan opportunity under our Annual Incentive Bonus Plan, and approximately 8% of our CEO’s target total direct compensation and 14% on average of our other NEOs’ target total direct compensation was in the form of fixed base salary. As a result, approximately 50% of our CEO’s target total direct compensation and approximately 47% on average of our other NEOs’ target total direct compensation was performance-based, and approximately 91% of our CEO’s target total direct compensation and approximately 86% on average of our other NEOs’ target total direct compensation was “at-risk.” The following graphs reflect the mix of target total direct compensation of our CEO and our other NEOs in fiscal year 2023:

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*Reflects salary rates and target incentive amounts, and not amounts actually earned or paid out. Long-term incentive plan represents the target value of equity awards.

Elements of Compensation
The key components of our compensation program for our NEOs in fiscal year 2023 are summarized in the table below. The compensation committee considers each compensation component individually and all compensation components in the aggregate when making decisions regarding amounts that may be awarded under each compensation component.

Compensation Element	Form of Compensation	Guaranteed vs. At-Risk	Performance vs. Time-based
Base Salary	Cash	Guaranteed	N/A
Annual Cash Incentive	Cash	At-Risk	Performance-based
Long-term Incentive	PRSU awards	At-Risk	Performance-based

	Time-based RSU awards	At-Risk	Time-based

Termination and Change in Control Benefits	Cash/Equity/Other	N/A	N/A
Other Benefits	Other	N/A	N/A
Base Salary

2023 Base Salary
Philosophy	Considerations
•Attract and retain. Provide fixed compensation to attract and retain key executives
•Salary reviewed and set annually
•The factors used to determine base salaries include scope of responsibilities, individual and Company performance, retention, date of last increase, equity ownership, internal equity, peer group data and the recommendations of our CEO (other than with respect to her own compensation)

In December 2022, the compensation committee approved the base salaries of our NEOs after considering each NEO’s scope of responsibilities, individual and Company performance, retention, date of last increase, equity ownership, internal equity, peer group data and the recommendations of our CEO (other than with respect to her own compensation). The following table summarizes the annual base salaries of our NEOs in fiscal year 2023 compared to fiscal year 2022 and the primary reasons for any changes in base salary.

Name	2022 Base Salary	2023 Base Salary	Primary Reason of Change
Emily M. Leproust, Ph.D.	$665,000	$685,000	Individual and Company performance; market competitiveness
James M. Thorburn	$450,000	$460,000	Individual and Company performance; market competitiveness
William Banyai, Ph.D.	$455,000	$460,000	Individual and Company performance; market competitiveness
Patrick Finn, Ph.D.	$456,000	$470,000	Promotion to President and Chief Operating Officer; individual and Company performance; market competitiveness
Paula Green	$335,000	$350,000	Individual and Company performance; market competitiveness
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Annual Incentive Bonus Plan
Our NEOs receive annual cash incentive awards through our annual incentive bonus plan, which rewards our executive officers for the achievement of predetermined annual financial and strategic goals.

Fiscal Year 2023 Annual Cash Incentive Program
Philosophy	Target Amount Considerations	Award Design Considerations	Performance Conditions
•Pay for Performance: Establish appropriate short-term performance conditions that the compensation committee believes will drive our future growth and profitability
•Reward Achievement: Reward achievement of short-term performance conditions
•Align the interests of executives with those of our stockholders: 70% of payout tied to Company performance consistent with fiscal year 2023 financial plan
•Attract and Retain Executives: Offer market competitive incentive opportunities

•Factors used to determine target amounts included: role, scope of responsibilities, individual and Company performance, current salary, equity ownership, internal equity, our peer group data and the recommendations of our CEO (other than with respect to her own compensation)

•Revenue and adjusted gross profit were chosen as the Company performance goal because the compensation committee believes they are (i) the best indicators of financial success for our Company, (ii) are significant drivers of stockholder value creation, and (iii) align with our overall operating strategy and our fiscal year 2023 financial plan and guidance
•A portion of each individual’s bonus was also earned based on achievement of key individual specific strategic objectives that were set for each NEO at the beginning of the first half and second half of fiscal year 2023
•NEOs should not be awarded for performance that does not meet our Company financial plan; therefore, the thresholds goal should be rigorous, and no amounts should be earned if the threshold goals are not satisfied

•Annual revenue target of $261 million
•Adjusted gross profit target of $109 million (excluding stock-based compensation)
•First half and second half strategic goals were tied to each individual’s area of focus, but payout is on an annual basis
•Opportunity to earn up to 200% of the target bonus amount for superior performance

Target Awards
The compensation committee sets individual target incentive opportunities which are expressed as a percentage of each participant’s annual base salary, using the same criteria as described above for annual base salary. The target incentive opportunities are reviewed by the compensation committee each year. Following such review, the compensation committee determined that the target incentive opportunities for our NEOs for fiscal year 2022 remained appropriate for fiscal year

2023. The following table summarizes the annual target incentive percentages of our NEOs in fiscal year 2023, which remained unchanged from fiscal year 2022.

Name	2022 Target Incentive (% of Base Salary)	2023 Target Incentive (% of Base Salary)
Emily M. Leproust, Ph.D.	90%	90%
James M. Thorburn	55%	55%
William Banyai, Ph.D.	60%	60%
Patrick Finn, Ph.D.	60%	60%
Paula Green	50%	50%
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Financial Performance Measures
For the fiscal year 2023, the compensation committee selected revenue and adjusted gross profit as the financial performance measures. Revenue was weighted 50% and adjusted gross profit was weighted 20% of the target award opportunity for our NEOs with the payout for each component ranging from 0% to 200% depending on achievement against such goals. Therefore, 70% of each NEO’s award was based on financial results relative to rigorous annual goals. The remaining 30% of awards was based on individual strategic goals, which in the case of the CEO, are tied to our strategic business priorities and in the case of our other NEOs, are tied to each individual’s area of focus, for the first and second half of fiscal year 2023.
The compensation committee set each of the fiscal year 2023 revenue and adjusted gross profit goals above Company results for fiscal year 2022.
The actual targets and payout percentages for revenue and adjusted gross profit are set forth in the table below. Results between indicated levels in the table were subject to linear interpolation.

Financial Performance Goal	Weighting %	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	FY2023 Results	Payout(1)
Revenue	50	$228M	$261M	$303M	245M	75.92%
Adjusted Gross Profit(2)	20	$87M	$109M	$163M	$94M	66.57%
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(1)Payouts are linearly interpolated for performance between the threshold, target, and maximum goals.
(2)Adjusted gross profit is a non-GAAP financial measure defined under the FY2023 annual incentive plan as gross profit excluding stock-based compensation expense.
Individual Strategic Goals
Because we believe that achieving key elements of our business strategy is important to driving sustainable growth and value creation, we based 30% of each NEO’s fiscal year 2023 target award opportunity on individual, strategic goals tied to our strategic business priorities for the first half and second half of fiscal year 2022, with the payout for each NEO for this component ranging from 0% to 200% depending on their achievement against such goals.
The strategic goals tied to our strategic business priorities for the first half and second half of fiscal year 2023 used to determine the individual performance factor for NEOs consist of measurable goals for one or more of the strategic areas set forth in the table below. The compensation committee, in consultation with Dr. Leproust, established these goals early in the applicable performance period.

NEOs	FY2023 Strategic Goal Categories
CEO	•Factory of the Future •Strategic Hires •Cash Balance	•IT General Controls •Abveris Integration •Data Storage
Other NEOs	•Drive Revenue Growth •Scale Organizational Capabilities •Operational Excellence	•Expand the Future •Expand New Product Footprint
The compensation committee evaluated the performance of our CEO and determined the portion of her award that was based on achieving these goals in its sole discretion. Dr. Leproust evaluated the performance level of each of the other NEO’s individual performance against the pre-determined goals following the end of fiscal year, then submitted recommendations with respect to each of the other NEOs and the final determination of awards was made by the compensation committee. The table below summarizes the individual performance payout determined by the compensation committee for each NEO and the reasoning for such determinations.

Name	Total Individual Performance Payout	Reasoning
Emily M. Leproust, Ph.D.	100%
Exceeded manufacturing targets for the Factory of the Future, demonstrating commitment to operational excellence and efficiency

Achieved significant increase in customer satisfaction, reflecting dedication to delivering exceptional products and services that exceed customer expectations

Secured strong cash balance at year-end, strengthening financial stability and future growth opportunities

Made significant progress with respect to certain IT initiatives

Demonstrated exceptional leadership by effectively implementing a restructuring and integration plan, ensuring a smooth transition, and maximizing the benefits of the changes

James M. Thorburn	96%
Facilitated revenue and gross margin growth by developing leading indicators to ensure achievement of financial targets

Successfully developed critical internal processes, including building an internal SOX and audit team to ensure compliance, enhance internal controls, and strengthen the overall governance framework

Sizeable progress made in strengthening financial operations and ensuring compliance by hiring a new Chief Accounting Officer, Corporate Controller, and building out internal audit capabilities

William Banyai, Ph.D.	95%
Progressed production of synthesizers, chips and other hardware systems to support ongoing business as well as DNA data storage-specific needs

Developed business management and marketing through identified product and customer development workstreams

Name	Total Individual Performance Payout	Reasoning
Patrick Finn, Ph.D.	101%
Transitioned synbio product line from SSF to the Factory of the Future and achieved a significant reduction in manufacturing turnaround time for clonal genes in preparation for launching Express Genes

Scaled the organization's capabilities by investing in strategic planning, talent acquisition and development, resource allocation, process optimization, and technology adoption to enable growth

Paula Green	100%
Fostered inter-departmental coordination and teamwork, ensuring that common goals were consistently applied across functions to enhance efficiency, promote alignment, and drive overall organizational success

Successfully recruited and onboarded key strategic executives with a proven track record in driving business growth

Ensured labor was not a constraint to growing the business by developing and delivering projects related to career track, talent assessment, and compensation

Total Bonus Payout
After considering the executive team’s actual achievement of performance measures, our compensation committee objectively determined that incentive plan bonuses for 2023 performance were earned at 79.8 to 81.6% of target. In addition, in recognition of each NEO’s outstanding efforts to conserve cash resulting in a significantly higher cash balance of $336.4 million at September 30, 2023, compared to the target balance of $300 million, as well as providing exceptional leadership in executing the restructuring plan during fiscal year 2023 and achieving individual performance goals, the compensation committee, in consultation with its independent compensation consultant, approved a one-time performance bonus for our NEOs equal to 8% to 8.7% of each NEO’s target plan bonus opportunity. Accordingly, Dr. Leproust, Mr. Thorburn, Drs. Banyai and Finn, and Ms. Green received cash bonuses of $554,850, $222,846, $242,194, $253,800 and $157,500, respectively, as summarized on the table below.

Name	2023 Target Plan Incentive (% of Base Salary)	2023 Target Plan Incentive ($)	Total Achievement (% of Target)	Incentive Plan Bonus Payout	Performance Bonus (% of Total Opportunity)	Performance Bonus Payout
Emily M. Leproust, Ph.D.	90%	$616,500	81.3%	$501,054	8.7%	$53,796
James M. Thorburn	55%	$253,000	80.1%	$202,587	8%	$20,259
William Banyai, Ph.D.	60%	$276,000	79.8%	$220,176	8%	$22,018
Patrick Finn, Ph.D.	60%	$282,000	81.6%	$230,039	8.4%	$23,761
Paula Green	50%	$175,000	81.3%	$142,230	8.7%	$15,271
Equity Incentive Program
The majority of the target total direct compensation of our executive officers, including our NEOs, is provided through equity awards, providing an effective vehicle for long-term compensation. By having a significant percentage of our executive officers’ target total direct compensation payable in the form of equity that vests over a number of years and, thus, subject to higher risk and long-term vesting than cash compensation, our executive officers are motivated to remain employed with Twist and take actions that will benefit Twist and its stockholders over the long term.

Fiscal Year 2023 Long-Term Equity Program
In December 2022 and September 2023, after carefully considering the performance of the Company and the executive team, the compensation committee granted RSU awards to the NEOs, with a portion of each NEO’s target value in PRSUs and a portion of each NEO’s target value in time-based RSUs in connection with the fiscal year 2023 annual equity grant cycle (the “Fiscal Year 2023 Equity Program”). This approach of granting both time and long-term performance-based equity awards to our executives, which we first instituted with respect to our fiscal year 2022 annual equity grant cycle, reflects the compensation committee’s philosophy of pay-for-performance and continues to be a regular part of our executive compensation program.
The compensation committee again determined it would grant PRSUs to the executive officers in lieu of stock options (which had been granted in years prior to fiscal year 2022) as PRSUs better align executives’ long-term incentives with the long-term interests of stockholders. PRSUs drive long-term Company performance and are more properly aligned with the pay-for-performance philosophy underlying our executive compensation program.
In addition, PRSUs are intended to enhance retention of executives through multi-year vesting cycles, and to provide executive officers with a long-term incentive to manage the Company from the perspective of an owner and align our executive team’s interests in growing the business. PRSUs support the objectives of linking realized value to the achievement of critical financial and operational objectives and delivering superior long-term stockholder returns.
The material features of our Fiscal Year 2023 Equity Program are summarized in the table below.

Fiscal Year 2023 Long-Term Equity Program
Philosophy
PRSU awards
•Pay for Performance: Establish appropriate long-term performance conditions that the compensation committee believes will drive our long-term future growth and profitability
•Reward Achievement: Provide meaningful and appropriate short-term and long-term incentives for achieving Company annual financial goals that the compensation committee believes are important for our short- and long-term success
•Attract and Retain Executives: Promote retention of our executives through requiring service through the performance period and date that the compensation committee certifies the performance results

Time-based RSU awards	•Attract and Retain Executives: Promote retention of our executives through four-year service vesting period •Align Interests with Stockholders: The value of RSU awards is correlated to our stock price

H1 Fiscal Year 2023 PRSU Awards
Grant Amount Considerations	Vesting Provisions
•Factors used to determine the size of grants included: (i) the responsibilities, past performance, and anticipated future contributions of the NEO; (ii) the competitiveness of NEO’s overall compensation package with reference to peer group practices; (iii) the NEO’s existing equity holdings; (iv) the extent to which these holdings are vested; and (v) the recommendations of our CEO (other than with respect to her own compensation)
•In addition, because we apply our compensation philosophy to both the executive and non-executive level of our organization, executive equity awards were more conservatively set at the beginning of fiscal year 2023 relative to the awards in fiscal year 2022. Due to our lower share price in December 2022 relative to December 2021, a greater number of shares were required to provide adequate equity incentives to provide pay for performance, reward achievement, promote retention and attract talent at non-executive employee levels, which are crucial to the Company’s growth and success

•PRSUs granted in December 2022 generally have an opportunity to vest up to 40% approximately two years after grant and up to 60% approximately three years after grant.
•Specifically, PRSUs granted in December 2022 become eligible to vest based on achievement of fiscal year 2024 revenue growth (80% weight) and adjusted gross profit (20% weight) goals, subject to the NEO’s continuous service through the date that the compensation committee certifies the performance results. After determination of the number of vesting eligible PRSUs based on performance results, 40% of the vesting eligible PRSUs vest on October 1, 2024 (approximately two years after grant) and 60% of the vesting eligible PRSUs vest on October 1, 2025 (approximately three years after grant), subject to the NEO’s continuous service through the vesting date. See below for more information about the vesting provisions of our PRSU awards granted in December 2022

H1 Fiscal Year 2023 Time-Based RSU Awards
Grant Amount Considerations	Vesting Provisions
•Same factors used to determine size of H1 Fiscal Year 2023 PRSUs •Ensure sufficient equity awards available to meet equity incentive needs for non-executive employees
•Awards granted in December 2022 vest over four years, with 1/16th vesting on each quarterly anniversary of December 19, 2022 (or October 22, 2022 for Dr. Finn), subject to the NEO’s continuous service on each applicable vesting date

H2 Fiscal Year 2023 PRSU Awards
Grant Amount Considerations	Vesting Provisions
•Factors used to determine the size of grants included: (i) the responsibilities, past performance, and anticipated future contributions of the NEO; (ii) the competitiveness of NEO’s overall compensation package with reference to peer group practices; (iii) the NEO’s existing equity holdings; (iv) the extent to which these holdings are vested; and (v) the recommendations of our CEO (other than with respect to her own compensation)
•In addition, after confirming sufficient equity awards were available for grant at non-executive levels for fiscal year 2023, the September 2023 grants to executives were appropriate in light of the conservatively low H1 Fiscal Year 2023 equity grants; successful conservation of cash; and the added effort and requirements of the executives following the restructuring plan, and to ensure executives would be compensated at levels consistent with peer practices

•PRSUs granted in September 2023 become eligible to vest based on fiscal year 2024 ending cash balance, subject to the NEO’s continuous service through the date that the compensation committee certifies the performance results. After determination of the number of vesting eligible PRSUs based on performance results, 40% of the vesting eligible PRSUs vest on October 1, 2024 and 60% of the vesting eligible PRSUs vest on October 1, 2025, subject to the NEO’s continuous service through the vesting date. See below for more information about the vesting provisions of our PRSU awards granted in September 2023

H2 Fiscal Year 2023 Time-Based RSU Awards
Grant Amount Considerations	Vesting Provisions
•Same factors used to determine size of H2 Fiscal Year 2023 PRSUs •Help manage dilution to existing investors	•Awards granted in September 2023 vest over four years, with 1/16th vesting on each quarterly anniversary of September 5, 2023, subject to the NEO’s continuous service on each applicable vesting date
H1 Fiscal Year 2023 Equity Awards
In December 2022, in respect of the first half of fiscal year 2023, our NEOs received time-based RSUs, which vest as to 1/16th of the total number of time-based RSUs on each quarterly anniversary of December 19, 2022 (or October 22, 2022 for Dr. Finn), for a total vesting period of 48 months, subject to the NEO’s continuous service through each vesting date. The compensation committee believes that to incentivize our executives and our employees, these ‘refresh’ grants do not contain a one-year cliff provision but augment compensation.
Each of our NEOs also received PRSUs that become eligible to vest based on achievement of fiscal year 2024 revenue growth and adjusted gross profit goals, in each case determined based on a good faith application of GAAP consistent with past practices and excluding the impact of acquisitions (except for the impact of the Abveris acquisition and excluding government programs). 80% of the PRSUs will become eligible to vest based on the achievement of the fiscal year 2024 revenue growth goals and 20% of the PRSUs will become eligible to vest based on the achievement of the adjusted gross profit goals. The vesting eligible percentage with respect to FY2024 revenue and FY2024 adjusted gross profit, as applicable, ranges from 50% to 150%, and is determined by linear interpolation for performance between the fiscal year 2024 revenue and fiscal year 2024 adjusted gross profit goals, as applicable. A threshold level of performance must be achieved to vest in the minimum number of shares under the PRSUs and the NEO must be employed through the date that the compensation committee certifies the performance results.
As soon as practical after October 1, 2024, the compensation committee will certify the performance results based on achievement against specified performance metrics to determine the number of shares subject to the PRSUs that will be eligible to vest. Once the compensation committee certifies the number of PRSUs that become eligible to vest based on achievement of fiscal year 2024 revenue growth and adjusted gross profit performance goals, 40% of such vesting eligible PRSUs will vest on October 1, 2024 (approximately two years following the grant of the PRSUs) and 60% of such vesting eligible PRSUs will vest on October 1, 2025 (approximately three years following the grant of the PRSUs), subject to the NEO’s continuous service through the vesting date.
The target value of each NEO’s award and the total number of PRSU and RSU awards that such NEO received in connection with the first half of fiscal year 2023, which were granted in December 2022, are set forth in the table below.

Name	Target Value at Grant	Number of PRSU Awards(1) Granted	Number of RSU Awards Granted(2)
Emily M. Leproust, Ph.D.	$2,843,286	59,758	59,758
James M. Thorburn	$786,212	16,524	16,524
William Banyai, Ph.D.	$933,567	19,621	19,621
Patrick Finn, Ph.D.	$1,688,329	35,484	35,484
Paula Green	$463,144	9,734	9,734
__________________
(1)PRSUs become eligible to vest based on fiscal year 2024 revenue and adjusted gross profit goals, subject to the NEO’s continuous service through the date that the compensation committee certifies the performance results. After determination of the number of vesting eligible PRSUs based on achievement against the performance goals, 40% of such vesting eligible PRSUs will vest on October 1, 2024 (approximately two years following the grant of the PRSUs) and 60% of such vesting eligible PRSUs will vest on October 1, 2025 (approximately three years following the grant of the PRSUs), subject to the NEO’s continuous service through the vesting date.
(2)1/16th of the total number of time-based RSUs vest on each quarterly anniversary of December 19, 2022 (or October 22, 2022 for Dr. Finn, for a total vesting period of 48 months, subject to the NEO’s continuous service through each vesting date.
Finn Equity Grant Corrections
Pursuant to Dr. Finn’s amended and restated employment agreement with the Company, the Company agreed to grant Dr. Finn PRSUs and RSUs with a total grant date value of $4,400,000, calculated by dividing the total grant date value by the average price per share of the Company’s common stock for the 20 trading days ending on the grant date. The PRSUs and RSUs granted to Dr. Finn in December 2022 were intended to satisfy this obligation under Dr. Finn’s amended and restated employment agreement, but consistent with the grants made to the other NEOs at the time, the grant was converted into a number of shares based on an assumed per share value of $62, which was a higher per share value as compared to the per share value agreed upon in Dr. Finn’s amended and restated employment agreement.
To correct the inconsistency with the terms of Dr. Finn’s amended and restated employment agreement, in February 2023, the compensation committee granted Dr. Finn an additional award of 30,626 PRSUs and 30,626 RSUs based on a price per share of $33.28. The $33.28 price per share was mutually agreed between the Company and Dr. Finn and reflects the average price per share of the Company’s common stock for the 20 trading days ending on October 21, 2022, which is a higher dollar amount (and less shares) as compared to using the 20 trading days ending on December 19, 2022 as required by Dr. Finn’s amended and restated employment agreement. In addition, the compensation committee approved the amendment of the RSUs granted to Dr. Finn in December 2022, such that 1/16th of the total number of RSUs will vest on each quarterly anniversary of October 22, 2022 (rather than December 19, 2022).
The PRSUs and RSUs granted to Dr. Finn in February 2023 are subject to the same vesting terms as those applicable to the PRSUs and RSUs granted to Dr. Finn in December 2022, as amended.
H2 Fiscal Year 2023 Equity Awards
Because we apply our compensation philosophy to both the executive and non-executive level of our organization, executive equity awards were set conservatively low at the beginning of fiscal year 2023 relative to the awards in fiscal year 2022. Given that the Twist stock price was significantly depressed compared to prior years, the compensation committee aimed to ensure that sufficient equity awards remained available to provide pay for performance, reward achievement, promote retention and attract talent at non-executive employee levels, which are crucial to the Company’s growth and success. In September 2023, after determining that there were sufficient equity awards available to meet equity incentive needs at non-executive employee levels, the compensation committee determined that additional incentive grants to executives were appropriate in light of the conservatively low H1 Fiscal Year 2023 equity grants made to executives in December 2022; successful conservation of cash; and the added effort and requirements of the executives following the restructuring plan, and in order to provide long term compensation for the executives at total annual levels competitive with peer practices.
Specifically, our NEOs (other than Mr. Thorburn and Dr. Finn) received time-based RSUs, which vest as to 1/16th of the total number of time-based RSUs on each quarterly anniversary of September 5, 2023, for a total vesting period of 48 months, subject to the NEO’s continuous service through each vesting date.
Each of our NEOs also received PRSUs that become eligible to vest based on achievement of a fiscal year 2024 ending cash balance goal. The vesting eligible percentage with respect to FY2024 ending cash balance ranges from 50% to 100%, and is determined by linear interpolation for performance between the fiscal year 2024 ending cash balance goals. A threshold level of performance must be achieved to vest in the minimum number of shares under the PRSUs and the NEO must be employed through the date that the compensation committee certifies the performance results.
As soon as practical after October 1, 2024, the compensation committee will certify the performance results based on achievement against specified performance metrics to determine the number of shares subject to the PRSUs that will be eligible to vest. Once the compensation committee certifies the number of PRSUs that become eligible to vest based on achievement of fiscal year 2024 ending cash balance, 40% of such vesting eligible PRSUs will vest on October 1, 2024 (approximately two years following the beginning of fiscal year 2023) and 60% of such vesting eligible PRSUs will vest on October 1, 2025 (approximately three years following the beginning of fiscal year 2023), subject to the NEO’s continuous service through the vesting date.
The target value of each NEO’s award and the total number of PRSU and RSU awards that such NEO received in connection with the second half of fiscal year 2023, which were granted in September 2023, are set forth in the table below.

Name	Target Value at Grant	Number of PRSU Awards(1) Granted	Number of RSU Awards Granted(2)
Emily M. Leproust, Ph.D.	$3,788,865	80,855	80,855
James M. Thorburn	$234,300	10,000	—
William Banyai, Ph.D.	$1,171,500	25,000	25,000
Patrick Finn, Ph.D.	$702,900	30,000	—
Paula Green	$1,405,800	30,000	30,000
__________________
(1)PRSUs vest based on fiscal year 2024 ending cash balance goals, subject to the NEO’s continuous service through the date that the compensation committee certifies the performance results. After determination of the number of vesting eligible PRSUs based on achievement against the performance goals, 40% of such vesting eligible PRSUs will vest on October 1, 2024 (approximately two years following the beginning of fiscal year 2023) and 60% of such vesting eligible PRSUs will vest on October 1, 2025 (approximately three years following the beginning of fiscal year 2023), subject to the NEO’s continuous service through the vesting date.
(2)1/16th of the total number of time-based RSUs vest on each quarterly anniversary of September 5, 2023, for a total vesting period of 48 months, subject to the NEO’s continuous service through each vesting date.
Results of Fiscal Year 2022 Long-Term PRSUs
In December 2021, our NEOs received long-term PRSUs that become eligible to vest based on achievement of fiscal year 2023 revenue growth and adjusted gross profit goals, in each case determined based on a good faith application of GAAP consistent with past practices and excluding the impact of acquisitions. Once the number of PRSUs that become eligible to vest based on achievement of fiscal year 2023 performance goals is certified by the compensation committee, 40% of such vesting eligible PRSUs vest on October 1, 2023 (approximately two years following the grant of the PRSUs) and 60% of such vesting eligible PRSUs will vest on October 1, 2024 (approximately three years following the grant of the PRSUs), subject to the NEO’s continuous service through the vesting date.
Determination of the vesting eligible PRSUs was based on achievement against two metrics: (1) 80% of the vesting eligible shares subject to the PRSUs was determined based on achievement against certain revenue growth goals and (2) 20% of the vesting eligible shares subject to the PRSUs was determined based on achievement against certain adjusted gross profit goal, in each case, as set forth in the table below. The eligible vesting percentage with respect to fiscal year 2023 revenue growth and fiscal year 2023 adjusted gross profit, as applicable, ranged from 50% to 150%.

Financial Performance Goal	Threshold (50% Eligible to Vest)	Target (100% Eligible to Vest)	Maximum (150% Eligible to Vest)
Revenue	$200M	$235M	$254M
Adjusted Gross Profit (1)	$85M	$107M	$115M
(1)Adjusted gross profit is a non-GAAP financial measure defined for purposes of the fiscal year 2022 PRSU grants as gross profit excluding the impact of a certain transaction not anticipated when the fiscal year 2022 PRSU grants were awarded.

In November 2023, the compensation committee certified that the Company had achieved revenue growth of $245 million and adjusted gross profit of $90 million for fiscal year 2023, resulting in achievement of the fiscal year 2023 revenue growth and adjusted gross profit performance goals at 127% and 61% of target, respectively. As a result, the compensation committee certified that the PRSUs would become eligible to vest at 113% of the target number of PRSUs. 40% of the vesting eligible PRSUs vested effective as of October 1, 2023 (approximately two years following the grant of the PRSUs) and 60% of the vesting eligible PRSUs will vest on October 1, 2024 (approximately three years following the grant of the PRSUs), subject to the NEO’s continuous service through the vesting date. The table below sets forth the target number and target grant value of PRSUs granted to each NEO and the number of PRSUs that became vesting eligible upon the compensation committee’s certification.

Name	Target Value at Grant	Number of PRSU Awards Granted	Number of Vesting Eligible PRSU Awards (1)
Emily M. Leproust, Ph.D.	$3,434,500	39,479	44,788
James M. Thorburn	$1,522,000	17,495	19,848
William Banyai, Ph.D.	$1,520,000	17,472	19,822
Patrick Finn, Ph.D.	$1,520,000	17,472	19,822
Paula Green	$803,500	9,236	10,478
(1)40% of the vesting eligible PRSUs became vested on October 1, 2023 (approximately two years following the grant of the PRSUs) and 60% of such vesting eligible PRSUs will vest on October 1, 2024 (approximately three years following the grant of the PRSUs), subject to the NEO’s continuous service through the vesting date.

Severance and Change of Control Benefits
The following table provides information regarding the severance benefits that are provided for in the employment agreements that we have with our NEOs.

Termination and Change of Control Protections
Philosophy	Considerations	Terms
•Attract and Retain Executives:
•Intended to ease an NEO’s transition due to an unexpected employment termination, or retirement
•Retain and encourage our NEOs to remain focused on our business and the interests of our stockholders when considering strategic alternatives
•Align Interests with Stockholders: Mitigate any potential employer liability and avoid future disputes or litigation

•The employment of our NEOs is “at will”, meaning we can terminate them at any time, and they can terminate their employment with us at any time
•Arrangements should be designed to: (i) provide reasonable compensation to executive officers who leave our Company under certain circumstances to facilitate their transition to new employment and (ii) require a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits
•“Double-trigger” provisions preserve morale and productivity, and encourage executive retention in the event of a change of control
•These provisions are considered a typical component of a competitive executive compensation program for executives among our fiscal year 2023 peer group

Agreements with Certain NEOs:
•Provide for certain cash payments, and/or the vesting of certain equity awards and COBRA benefits, in the event there is a separation of employment under various circumstances, subject to the execution of a release of claims
•Provide for accelerated vesting of equity awards upon a change of control if the recipient is terminated by the acquiring entity in connection with the change of control under specified circumstances, subject to the execution of a release of claims

Other Executive Benefits
In fiscal year 2023, we did not otherwise provide perquisites to our NEOs that are generally unavailable to other employees except a housing benefit more fully described below. During fiscal year 2023, we provided the following benefits to our NEOs on the same basis as our other eligible employees:
•health insurance;
•vacation, personal holidays and sick days;
•life insurance and supplemental life insurance;
•short-term and long-term disability insurance; and
•a 401(k) retirement plan.
We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for employees.
The compensation committee has agreed to provide corporate housing benefits to certain NEOs so that they can maintain their primary residences located outside of their primary work location. This benefit reflects the highly competitive executive labor market in which the Company operates.
In fiscal year 2023, each executive listed below was entitled to a gross monthly payment as follows:
•Emily M. Leproust: $10,000

•James M. Thorburn: $8,500
•Patrick Finn: $9,583
•Paula Green: $8,250
Compensation Recovery Policy
The SEC and the Nasdaq Stock Market recently adopted long-awaited final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which require listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers.
In accordance with these final rules, on November 2, 2023, the compensation committee approved a Compensation Recovery Policy, which provides that in the event the Company is required to restate any of its financial statements that have been filed with the SEC, then the Company will seek to recover any erroneously awarded performance-based incentive compensation received by covered executive officers during the three completed fiscal years of the Company immediately preceding the earlier of (i) the date the Board (or its delegate) concludes (or reasonably should have concluded) that a financial restatement is required or (ii) the date a court, regulator, or other legally authorized body directs the Company to prepare a financial restatement. Covered executive officers include any current or former executive officer who was a Section 16 officer of the Company during the three-fiscal year recovery period.
This recovery is required without regard to any individual knowledge or responsibility related to the financial restatement. Notwithstanding the foregoing, the Company will not be required to seek such recovery if the compensation committee determines it impracticable to do so, after exercising a normal due process review of all the relevant facts and circumstances. The compensation committee may in good faith determine that recovery is impracticable if: (i) pursuing such recovery would violate U.S. law and the Company provides an opinion of counsel to that effect acceptable to the Nasdaq Stock Market; (ii) the direct expense paid to a third party to assist in enforcing the recovery would exceed the recoverable incentive compensation and the Company has (A) made a reasonable attempt to recover such amounts and (B) provided documentation of such attempts to recover to the Nasdaq Stock Exchange; or (iii) recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of Section 401(a)(13) or Section 411(a) of the Internal Revenue Code of 1986, as amended.
Hedging, Pledging and Insider Trading
Our Insider Trading Policy applies to all officers, directors and employees of Twist as well as designated consultants and expressly bars ownership of financial instruments or participation in investment strategies that hedge the economic risk of owning our equity securities, such as prepaid variable forwards, equity swaps, collars and exchange funds. Directors, officers and other employees are prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan, provided that certain limited exceptions may be granted. In addition, we prohibit our executive officers, directors and employees from purchasing or selling our securities while in possession of material, non-public information, or otherwise using such information for their personal benefit and maintain a quarterly black-out window where applicable individuals may not trade.
Our executive officers and members of our Board are permitted to enter into trading plans that are intended to comply with the requirements of Exchange Act Rule 10b5-1 so they may make predetermined trades of our stock.
Stock Ownership Guidelines
In February 2021, the compensation committee adopted stock ownership guidelines for our executives to better align our executives’ interests with those of our stockholders. Guidelines are determined as a multiple of the executive’s base salary. The CEO guidelines are established as three times the CEO’s base salary and guidelines for other NEOs are one times such executive’s base salary. Shares underlying unvested stock options, as well as stock options or restricted stock units subject to performance-based goals, do not count toward the ownership guidelines. As part of these guidelines, we require NEOs who do not yet meet the ownership guidelines to retain 50% of any Twist equity acquired (net of taxes) through the exercise of stock options or the vesting of time-based or performance-based awards until the ownership level is achieved.

Our Compensation-Setting Process
Role of the Compensation Committee
The compensation committee works closely with its independent consultant and meets regularly, including in executive session without members of management present, to make decisions on our executive compensation program and on the compensation of our CEO and other executives. The compensation committee reviews a variety of market data and information, including company, compensation peers, and technology industry compensation information, and considers the recommendations of its independent consultant when making compensation decisions. The compensation committee Chair reports the actions of the compensation committee to our Board at each regular meeting. The compensation committee’s responsibilities include, among other things, reviewing and approving (or making recommendations to the Board, as applicable, regarding):
•overall compensation strategy;
•amounts and form of executive compensation, including base salary, incentive compensation and equity-based compensation;
•goals and objectives to be considered in determining the compensation of the CEO and other executive officers;
•annual and long-term incentive plans and benefit plans;
•Board compensation;
•assess whether such compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company;
•annual proxy and CD&A disclosure; and
•compensation peer group.
Role of the Independent Compensation Consultant
The compensation committee generally retains an independent compensation consultant to help understand competitive compensation levels and incentive designs. The independent compensation consultant is solely hired by, and reports directly to, the compensation committee. The compensation committee has sole authority to retain and terminate the independent compensation consultant. At the compensation committee’s discretion, the independent compensation consultant:
•provides independent advice to the compensation committee on current trends and best practices in compensation design;
•advises on plans or practices that may improve the effectiveness of our compensation program;
•attends compensation committee meetings;
•assists the compensation committee in determining peer companies and evaluating compensation proposals; and
•conducts compensation-related research.
In making fiscal year 2023 compensation decisions, the compensation committee retained Meridian Compensation Partners, LLC (“Meridian”) to help in the selection of an appropriate peer group for executive compensation benchmarking purposes, review our executive compensation programs, assist the compensation committee in designing our executive compensation program and provide the compensation committee an understanding in executive compensation trends. Meridian advised the compensation committee on current trends and best practices in compensation design and on the design of the fiscal year 2023 equity compensation program.
The compensation committee has analyzed and determined that the work of Meridian as a compensation consultant is free of any conflicts of interest and that Meridian is independent under the applicable listing rules.
Role of Management
Our CEO and our other executive officers do not set their own compensation nor are they present when the compensation committee sets their specific individual compensation. Our CEO provides her evaluation of each executive officer’s performance to the compensation committee, and makes recommendations with respect to base salary and target incentives, incentive awards and equity awards for each executive officer other than herself. This recommendation is considered by the compensation committee, which makes its own ultimate determinations.
The human resources department provides additional analysis and guidance as requested by the compensation committee related to NEO compensation, including the following:
•developing, summarizing and presenting information and analyses to enable the compensation committee to execute its responsibilities, as well as addressing specific requests for information from the compensation committee;
•attending compensation committee meetings, as requested, to provide information, respond to questions and otherwise assist the compensation committee; and
•assisting the CEO in making preliminary recommendations of base salary structure, annual and long-term incentive awards.
Peer Group
Each year, the Compensation Committee reviews and approves a peer group of companies for which to reference competitive pay levels and practices. The peer group may vary in its composition year-to-year based upon the criteria for selection and market conditions. The peer group companies were chosen based on, among other things, (i) industry, (ii) revenue, (iii) revenue growth, (iv) market cap and (v) market cap as a multiple of revenue.
For the first half of fiscal year 2023, the primary peer group used to inform our compensation committee of pay decisions and practices included:

2023 Peer Group
10x Genomics	Invitae	Repligen
AbCellera Biologics Inc.*	NanoString Technologies	Sangamo Therapeutics
Adaptive Biotechnologies	Natera	Ultragenyx Pharmaceutical
CareDx	NeoGenomics	Veracyte
Halozyme	Pacific Biosciences of California
Insmed	Quanterix
*Replaced Acceleron Pharma, which was acquired
At the time the primary peer group was reviewed, it had a median peer revenue of $325 million over the last 12 months, one-year revenue growth of 58%, a market cap of $1.3 billion and market cap as a multiple of revenue of 6.7x. In contrast, Twist at the time had a revenue of $204 million over the last 12 months, one-year revenue growth of 47%, a market cap of $2.1 billion and market cap as a multiple of revenue of 10.5x.

In the second half of fiscal year 2023, the compensation committee conducted their annual review of the peer group and decided to revise the group given market conditions and the Company’s size positioning. The primary peer group was revised to remove Halozyme, Invitae, Natera, Repligen and Sangamo, and add BioLife Solutions, Cytek, Guardant, REGENXBIO, and Schrodinger. The revised peer group positioned Twist closer to median revenue and was used to guide the executive equity awards in the second half of fiscal year 2023, as well as fiscal year 2024 pay decisions.

At the time the revised primary peer group was reviewed, it had a median peer revenue of $191 million over the last 12 months, one-year revenue growth of 14%, a market cap of $2.0 billion, and market cap as a multiple of revenue of 7.9x. In contrast, Twist at the time had a revenue of $228 million over the last 12 months, one-year revenue growth of 54%, a market cap of $1.0 billion, and market cap as a multiple of revenue of 4.4x.
Tax Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the compensation committee considers the deductibility of compensation as one factor in determining executive compensation, the compensation committee retains the discretion to award compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation in order to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.

Compensation Risk Assessment
The compensation committee has assessed our compensation philosophy and objectives, and forms of compensation and benefits for all employees, including executives, and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company.
The compensation committee believes that the design and objectives of our executive compensation program provide an appropriate balance of incentives for our NEOs, thereby discouraging them from taking inappropriate risks. Among other things, our executive compensation program includes the following design features:
•a balanced mix of cash and equity; as well as appropriately balanced fixed (base salary) and variable compensation (cash incentives and equity-based awards);
•a mix of short-term and long-term incentives, with short-term incentives currently representing a significantly lower proportion of the total mix;
•cash and equity incentives solely based on achieving Company performance objectives;
•caps on annual cash incentive and performance-based stock option payouts;
•general alignment with prevalent low-risk pay practices;
•stock ownership guidelines which align the interests of our executive officers with those of our stockholders; and
•policies prohibiting hedging and pledging by our employees, officers or directors.

Compensation Committee Report
The information contained in the following report of Twist’s compensation committee is not considered to be “soliciting material”, “filed” or incorporated by reference in any past or future filing by Twist under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Twist specifically incorporates it by reference.
The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the compensation committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated into Twist’s annual report on Form 10-K for the year ended September 30, 2023.
Submitted by the Compensation Committee
Melissa Starovasnik, Chair
Robert Chess
Keith Crandell
Robert Ragusa
Compensation Committee Interlocks and Insider Participation
In fiscal year 2023, the members of our compensation committee were Melissa Starovasnik, Robert Chess, Keith Crandell, Nicolas Barthelemy, and Robert Ragusa. Nicolas Barthelemy’s term as a director expired at the 2023 Annual Meeting and, accordingly, he ceased to serve as a director following the 2023 Annual Meeting. Robert Ragusa became a member of our compensation committee effective as of the 2023 Annual Meeting. None of the members of our compensation committee in fiscal year 2023 was at any time during fiscal year 2023 or at any other time an officer or employee of Twist or any of its subsidiaries, and none had or have any relationships with Twist that are required to be disclosed under Item 404 of Regulation S-K. None of Twist’s executive officers has served as a member of the Board, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or compensation committee during fiscal year 2023.

Summary Compensation Table
The following table sets forth information regarding fiscal years 2021, 2022, and 2023 compensation for our NEOs, except fiscal years 2021 and 2022 for Ms. Green are not provided because she was not an NEO in those years.

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)		Stock Awards(2) ($)	Non- Equity Incentive Plan Compensation(3) ($)	All Other Compensation ($)		Total ($)

Emily M. Leproust, Ph.D. Chief Executive Officer and Chair of the Board	2023	685,000	53,796		6,632,151	501,054	126,636	(5)	7,998,637
	2022	665,000	—		4,521,127	596,106	135,430		5,917,663
	2021	590,083	—		—	615,974	75,536		1,281,593
James M. Thorburn Chief Financial Officer	2023	460,000	20,259		1,020,512	202,587	110,249	(6)	1,813,607
	2022	450,000	—		1,890,519	243,540	121,624		2,705,683
	2021	427,000	—		—	240,668	104,043		771,711
William Banyai, Ph.D. Senior Vice President of Advanced Development and General Manager of Data Storage	2023	460,000	22,018		2,105,067	220,176	9,141	(7)	2,816,402
	2022	455,000	—		1,888,673	271,908	18,737		2,634,318
	2021	400,000	—		—	225,450	2,667		628,117
Patrick Finn, Ph.D. President and Chief Operating Officer	2023	470,000	123,761	(4)	4,283,916	230,039	120,142	(8)	5,227,858
	2022	456,000	—		1,888,673	272,506	73,273		2,690,452
	2021	427,000	—		—	240,668	58,683		726,351
Paula Green Senior Vice President of Human Resources	2023	356,291	15,271		1,868,944	142,230	104,684	(9)	2,487,420
__________________
(1)The amounts shown in this column for 2023 represent a discretionary bonus equal to 8.7%, 8%, 8%, 8.4% and 8.7% of the fiscal 2023 target bonus opportunity for Dr. Leproust, Mr. Thorburn, Drs. Banyai and Finn, and Ms. Green, respectively, in consideration of each NEO’s outstanding achievement of significantly exceeding a key objective outside of the original bonus plan, ending fiscal year 2023 with a cash balance 12% higher than target.
(2)The amounts reported in this column reflect the aggregate grant date fair value for financial statement reporting purposes of PRSUs and RSUs granted in the applicable fiscal year as determined in accordance with FASB ASC Topic 718. These amounts reflect our accounting expense for these stock awards and do not represent the actual economic value that may be realized by each NEO. There can be no assurance that these amounts will ever be realized. For information on the assumptions used in valuing these awards, refer to Note 10 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023.
The table below sets forth the grant date fair value for the PRSUs awarded during the fiscal year ended September 30, 2023 based upon (i) the probable outcome of the performance conditions used for financial reporting purposes in accordance with ASC 718 as of the grant date, and (ii) the maximum outcome of performance conditions under the performance-related component at the level of 150% as of the grant date.

Name	Year	Probable Outcome of Performance Conditions Grant Date Fair Value	Maximum Outcome of Performance Conditions Grant Date Fair Value
Emily M. Leproust, Ph.D.	2023	$3,316,075	$4,026,897
James M. Thorburn	2023	$627,406	$823,959
William Banyai, Ph.D.	2023	$1,052,534	$1,285,925
Patrick Finn, Ph.D.	2023	$2,493,408	$3,388,662
Paula Green	2023	$934,472	$1,050,258
(3)Represents annual bonuses earned with respect to the applicable fiscal year by each named executive officer under our annual cash incentive plan for executive officers.
(4)In addition to the discretionary bonus, includes a retention bonus of $100,000.
(5)Represents $120,000 for corporate housing stipend, $5,484 for employer 401(k) plan contributions and $1,152 for life insurance premiums paid during the fiscal year ended September 30, 2023.
(6)Represents $102,000 for corporate housing stipend, $4,058 for employer 401(k) plan contributions and $4,191 for life insurance premiums paid during the fiscal year ended September 30, 2023.
(7)Represents $4,950 for employer 401(k) plan contributions and $4,191 for life insurance premiums paid during the fiscal year ended September 30, 2023.
(8)Represents $115,000 for corporate housing stipend, $3,900 for employer 401(k) plan contributions and $1,242 for life insurance premiums paid during the fiscal year ended September 30, 2023.
(9)Represents $99,000 for corporate housing stipend, $3,362 for employer 401(k) plan contributions and $2,322 for life insurance premiums paid during the fiscal year ended September 30, 2023.

Grants of Plan-Based Awards in Fiscal 2023
The following table sets forth information regarding fiscal 2023 annual incentive bonus awards and equity awards granted to our NEOs in fiscal 2023.

			Potential Future Payouts Under Non-Equity Incentive Plan Awards(2)			Potential Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Stock Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Award Type	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Emily M. Leproust, Ph.D.	Annual Incentive(4)		308,250	616,500	1,233,000
	RSUs(5)	12/19/2022							59,758	1,421,643
	PRSUs(6)	12/19/2022				29,879	59,758	89,637		1,421,643
	RSUs(7)	09/05/2023							80,855	1,894,433
	PRSUs(8)	09/05/2023				40,428	80,855	80,855		1,894,433
James M. Thorburn	Annual Incentive(4)		126,500	253,000	506,000
	RSUs(5)	12/19/2022							16,524	393,106
	PRSUs(6)	12/19/2022				8,262	16,524	24,786		393,106
	PRSUs(8)	09/05/2023				5,000	10,000	10,000		234,300
William Banyai, Ph.D.	Annual Incentive(4)		138,000	276,000	552,000
	RSUs(5)	12/19/2022							19,621	466,784
	PRSUs(6)	12/19/2022				9,811	19,621	29,432		466,784
	RSUs(7)	09/05/2023							25,000	585,750
	PRSUs(8)	09/05/2023				12,500	25,000	25,000		585,750
Patrick Finn, Ph.D.	Annual Incentive(4)		141,000	282,000	564,000
	RSUs(5)	12/19/2022							35,484	844,164
	PRSUs(6)	12/19/2022				17,742	35,484	53,226		844,164
	RSUs(5)	02/02/2023							30,626	946,343
	PRSUs(6)	02/02/2023				15,313	30,626	45,939		946,343
	PRSUs(8)	09/05/2023				15,000	30,000	30,000		702,900
Paula Green	Annual Incentive(4)		87,500	175,000	350,000
	RSUs(5)	12/19/2022							9,734	231,572
	PRSUs(6)	12/19/2022				4,867	9,734	14,601		231,572
	RSUs(7)	09/05/2023							30,000	702,900
	PRSUs(8)	09/05/2023				15,000	30,000	30,000		702,900
__________________
(1)Annual equity awards granted in fiscal year 2023 were approved by the compensation committee.
(2)These amounts reflect the potential threshold, target, and maximum annual incentive bonus awards payable to our NEOs as annual incentive bonuses for fiscal 2023 under our annual incentive bonus plan. Amounts shown are calculated as a percentage of fiscal 2023 year-end base salary. Threshold bonus amounts assume achievement of the objective performance goals, tied to revenue and adjusted gross profit, at 50% of target and an individual performance factor payout of 50% of target. Target bonus amounts assume achievement of the objective performance goals, tied to revenue and adjusted gross profit, at the target amount and an individual performance factor payout of 100% of target. Maximum bonus amounts assume achievement of the objective goals at the maximum for a payout of 200% of target and an individual performance factor payout of 200% of target. The NEOs received actual bonuses for fiscal 2023 in the amounts shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. See the discussion and analysis regarding annual incentive bonuses in the CD&A section titled “Annual Incentive Bonus Plan” for further information.
(3)The grant date fair value is computed in accordance with FASB ASC Topic 718 for PRSUs and time-based RSUs granted during the applicable fiscal year. For more information on, and assumptions used for the grant date fair value of the PRSUs and time-based RSUs, see the Company’s Form 10-K (Note 10: Stock-based compensation expense) for the fiscal year ended September 30, 2023.

(4)Represents awards under the annual incentive bonus plan payable in cash.
(5)1/16th of the total number of time-based RSU awards vest on each quarterly anniversary of December 19, 2022 (or October 22, 2022 for Dr. Finn), for a total vesting period of 48 months, subject to the NEO’s continuous service through each vesting date.
(6)The amount shown in these rows reflect the share amount, specifically the threshold, the target and the maximum potential awards of PRSUs granted in 2023. These amounts are based on achievement of pre-approved revenue and adjusted gross profit goals. The vesting percentage for the PRSUs with respect to FY2024 revenue and FY2024 adjusted gross profit, as applicable, ranges from 50% to 150%, and is determined by linear interpolation for performance between the FY2024 revenue and FY2024 adjusted gross profit goals. The amounts shown in the table assume 50% achievement for the threshold award, 100% achievement for the target award, and 150% achievement for the maximum award. See the discussion and analysis regarding PRSU awards in the CD&A section titled “Equity Incentive Program” for further information. The material terms of the PRSUs, which are completely at risk are further described in the CD&A.
(7)1/16th of the total number of time-based RSU awards vest on each quarterly anniversary of September 5, 2023, for a total vesting period of 48 months, subject to the NEO’s continuous service through each vesting date.
(8) The amount shown in these rows reflect the share amount, specifically the threshold, the target and the maximum potential awards of PRSUs granted in 2023. These amounts are based on achievement of pre-approved ending cash balance goals. The vesting percentage for the PRSUs with respect to FY2024 ending cash balance goals ranges from 50% to 100%, and is determined by linear interpolation for performance between the FY2024 ending cash balance goals. The amounts shown in the table assume 50% achievement for the threshold award, 100% achievement for the target award, and 100% achievement for the maximum award. See the discussion and analysis regarding PRSU awards in the CD&A section titled “Equity Incentive Program” for further information. The material terms of the PRSUs, which are completely at risk are further described in the CD&A.

Outstanding equity awards as of September 30, 2023
The following table provides information regarding the outstanding equity awards held by each of our named executive officers as of September 30, 2023:

	Option Awards(1)							Stock Awards(1)
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units of Stock, or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Stock, or Other Rights That Have Not Vested(5) ($)
Emily M. Leproust, Ph.D.	9/29/2017	(7)	150,879	—	—	8.82	9/28/2027	—	—	—	—
	11/19/2018	(8)	257,653	8,886	—	26.66	11/18/2028	—	—	—	—
	11/19/2018	(9)	—	—	—	—	—	5,712	115,725	—	—
	10/24/2019	(10)	128,554	2,736	—	23.33	10/23/2029	—	—	—	—
	10/24/2019	(11)	—	—	—	—	—	1,915	38,798	—	—
	9/1/2020	(12)	64,950	—	—	67.85	8/31/2030	—	—	—	—
	9/1/2020	(13)	—	—	—	—	—	5,414	109,688	—	—
	12/27/2021	(14)	—	—	—	—	—	—	—	44,788	907,402
	12/27/2021	(15)	—	—	—	—	—	8,424	170,670	—	—
	12/19/2022	(16)	—	—	—	—	—	48,555	983,724
	12/19/2022	(17)	—	—	—	—	—	—	—	29,879	605,349
	9/5/2023	(18)	—	—	—	—	—	80,855	1,638,122
	9/5/2023	(19)	—	—	—	—	—	—	—	80,855	1,638,122
James M. Thorburn	11/19/2018	(8)	34,313	3,034	—	26.66	11/18/2028	—	—	—	—
	11/19/2018	(9)	—	—	—	—	—	1,951	39,527	—	—
	10/24/2019	(10)	21,803	745	—	23.33	10/23/2029	—	—	—	—
	10/24/2019	(11)	—	—	—	—	—	522	10,576	—	—
	9/1/2020	(12)	23,355	—	—	67.85	8/31/2030	—	—	—	—

	Option Awards(1)							Stock Awards(1)
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units of Stock, or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Stock, or Other Rights That Have Not Vested(5) ($)
	9/1/2020	(13)	—	—	—	—	—	1,948	39,466	—	—
	12/27/2021	(14)	—	—	—	—	—	—	—	19,848	402,112
	12/27/2021	(15)	—	—				3,032	61,428	—	—
	12/19/2022	(16)	—	—	—	—	—	13,428	272,051
	12/19/2022	(17)	—	—	—	—	—	—	—	8,262	167,388
	9/5/2023	(19)	—	—	—	—	—	—	—	10,000	202,600
William Banyai, Ph.D.	9/29/2015	(6)	84,166	—	—	5.95	9/28/2025	—	—	—	—
	9/29/2017	(7)	141,161	—	—	8.82	9/28/2027	—	—	—	—
	11/19/2018	(8)	87,970	3,034	—	26.66	11/18/2028	—	—	—	—
	11/19/2018	(9)			—	—	—	1,951	39,527	—	—
	10/24/2019	(10)	38,882	828	—	23.33	10/23/2029	—	—	—	—

	Option Awards(1)							Stock Awards(1)
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units of Stock, or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Stock, or Other Rights That Have Not Vested(5) ($)
	10/24/2019	(11)	—	—	—	—	—	580	11,751	—	—
	9/1/2020	(12)	23,355	—	—	67.85	8/31/2030	—	—	—	—
	9/1/2020	(13)	—	—	—	—	—	1,948	39,466	—	—
	12/27/2021	(14)	—	—	—	—	—	—	—	19,822	401,584
	12/27/2021	(15)	—	—	—	—	—	3,032	61,428	—	—
	12/19/2022	(16)	—	—	—	—	—	15,943	323,005	—	—
	12/19/2022	(17)	—	—	—	—	—	—	—	9,811	198,771
	9/5/2023	(18)	—	—	—	—	—	25,000	506,500	—	—
	9/5/2023	(19)	—	—	—	—	—	—	—	25,000	506,500
Patrick Finn, Ph.D.	9/29/2017	(7)	3,279	—	—	8.82	9/28/2027	—	—	—	—
	11/19/2018	(8)	31,478	3,034	—	26.66	11/18/2028	—	—	—	—
	11/19/2018	(9)	—	—	—	—	—	1,951	39,527	—	—
	10/24/2019	(10)	18,877	828	—	23.33	10/23/2029	—	—	—	—
	10/24/2019	(11)	—	—	—	—	—	580	11,751	—	—
	9/1/2020	(12)	23,355	—	—	67.85	8/31/2030			—	—
	9/1/2020	(13)	—	—	—	—	—	1,948	39,466	—	—
	12/27/2021	(14)	—	—	—	—	—	—	—	19,822	401,584
	12/27/2021	(15)	—	—	—	—	—	3,032	61,428	—	—
	12/19/2022	(16)	—	—	—	—	—	28,833	584,157	—	—
	12/19/2022	(17)	—	—	—	—	—	—	—	17,742	359,453
	2/2/2023	(16)	—	—	—	—	—	24,884	504,150	—	—
	2/2/2023	(17)	—	—	—	—	—	—	—	15,313	310,241
	9/5/2023	(19)	—	—	—	—	—	—	—	30,000	607,800
Paula Green	9/29/2017	(7)	1,046	—	—	8.82	9/29/2027	—	—	—	—
	11/19/2018	(8)	30,788	1,168	—	26.66	47,075.00	—	—	—	—
	11/19/2018	(9)	—	—	—	—	—	751	15,215	—	—
	10/24/2019	(10)	25,557	580	—	23.33	47,414.00	—	—	—	—
	10/24/2019	(11)	—	—	—	—	—	406	8,226	—	—
	9/1/2020	(12)	17,880	—	—	67.85	8/31/2030	—	—	—	—
	9/1/2020	(13)	—	—	—	—	—	1,492	30,228	—	—
	12/27/2021	(15)	—	—	—	—	—	2,320	47,003	—	—
	12/27/2021	(14)	—	—	—	—	—	—	—	10,478	212,284
	12/19/2022	(16)	—	—	—	—	—	7,910	160,257	—	—
	12/19/2022	(17)	—	—	—	—	—	—	—	4,867	98,605
	9/5/2023	(18)	—	—	—	—	—	30,000	607,800	—	—
	9/5/2023	(19)	—	—	—	—	—	—	—	30,000	607,800
__________________
(1)Prior to our IPO, all awards were granted under our 2013 Stock Plan. Following our IPO, all awards were granted under our 2018 Equity Incentive Plan.
(2)The units in this column represent RSUs granted pursuant to an RSU award agreement that remained unvested as of September 30, 2023.

(3)Each RSU represents the right to receive a share of our common stock. The market value of our common stock is based on the per share price of $20.26, which was the closing stock price of the Company’s common stock on September 29, 2023, the last trading day of the fiscal year 2023.
(4)The units in this column represent PRSUs granted pursuant to a PRSU award agreement, all of which remained unvested as of September 30, 2023.
(5)The market value is calculated by multiplying the number of PRSUs that may be earned upon achievement of PRSU performance goals by the closing market price of our stock ($20.26) as of September 29, 2023, the last trading day of fiscal year 2023.
(6)The option grant was subject to a four-year vesting schedule, requiring continuous service through each applicable vesting date. One-quarter of the shares vested on September 1, 2016 and 1/48th of the shares vested on each month thereafter.
(7)The option grant was subject to a four-year vesting schedule, with 10% of the shares vesting on September 28, 2017, 15% of the shares vesting on September 28, 2018 and 1/48th of the shares vesting monthly thereafter, subject to continuous service through each applicable vesting date.
(8)The option grant is subject a five-year vesting schedule, with 20% of the shares vesting on October 31, 2019 and 1/60th of the shares vesting monthly thereafter, subject to continuous service through each applicable vesting date.
(9)The RSU grant is subject a five-year vesting schedule, with 20% of the units vesting on November 20, 2019 and 1/20th of the units vesting quarterly thereafter, subject to continuous service through each applicable vesting date.
(10)The option grant is subject to a four-year vesting schedule, with 25% of the shares vesting on October 24, 2020 and 1/48th of the shares vesting monthly thereafter, subject to continuous service through each applicable vesting date.
(11)The RSU grant is subject to a four-year vesting schedule, with 25% of the units vesting on October 24, 2020 and 1/16th of the units vesting quarterly thereafter, subject to continuous service through each applicable vesting date.
(12)The number of underlying unexercised options unearned listed in this column reflects the maximum outcome of the performance conditions as of the grant date for the performance-based stock options. The performance-based stock options granted vest subject to the option vesting if the Company’s fiscal year 2022 revenue are at least a threshold level and up to 150% of the shares subject to the option vesting if the Company’s fiscal year 2022 revenues exceed the highest performance threshold, with the exact vesting percentage determined by linear interpolation for performance within such range, subject to the named executive officer’s continuous service through the vesting date. In December 2022, the compensation committee certified that the specified performance metrics were achieved in excess of the highest performance threshold, resulting in the performance-based stock options vesting at 150% of target.
(13)The RSU grant is subject to a four-year vesting schedule, with 1/16th of the shares subject to the RSU awards vesting on the quarterly anniversary of October 1, 2020, subject to the named executive officer’s continuous service through each vesting date.
(14)PRSUs vest based on fiscal year 2023 revenue and adjusted gross profit goals, subject to the NEO’s continuous service through the date that the compensation committee certifies the performance results. On November 2, 2023, the compensation committee certified that the specified performance metrics at 113%. As a result, 113% of the shares subject to the PRSUs became eligible to vest. So long as the executive is in continuous service, the vesting eligible PRSUs shall vest and be settled as follows: (x) 40% of the vesting eligible shares will vest effective as of October 1, 2023 and (y) 60% of the vesting eligible shares will vest on October 1, 2024.
(15)1/16th of the total number of time-based RSU awards vest on each quarterly anniversary of October 1, 2021, for a total vesting period of 48 months, subject to the NEO’s continuous service through each vesting date.
(16)1/16th of the total number of time-based RSU awards vest on each quarterly anniversary of December 19, 2022 (or October 22, 2022 for Dr. Finn), for a total vesting period of 48 months, subject to the NEO’s continuous service through each vesting date.
(17)The number of PRSUs listed in this column reflects the threshold outcome of the performance conditions, as performance was tracking below threshold achievement as of September 30, 2023. PRSUs become eligible to vest based on fiscal year 2024 revenue and adjusted gross profit goals, subject to the NEO’s continuous service through the date that the compensation committee certifies the performance results. As soon as practical after October 1, 2024, the compensation committee will certify the performance results based on achievement against specified performance metrics to determine the number of shares subject to the PRSUs that will be eligible to vest. So long as the executive is in continuous service, the vesting eligible PRSUs shall vest and be settled as follows: (x) 40% of the vesting eligible shares effective as of October 1, 2024 and (y) 60% of the vesting eligible shares on October 1, 2025. Determination of the vesting eligible shares will be based on achievement against two metrics: (x) 80% of the shares subject to the PRSUs will be determined based on achievement against the revenue goal and (y) 20% of the shares subject to the executive PRSUs will be determined based on achievement against the adjusted gross profit goal. The vesting percentage with respect to FY2024 revenue and FY2024 adjusted gross profit, as applicable, ranges from 50% to

150%, and is determined by linear interpolation for performance between the FY2024 revenue and FY2024 adjusted gross profit goals, as applicable.
(18)1/16th of the total number of time-based RSU awards vest on each quarterly anniversary of September 5, 2023, for a total vesting period of 48 months, subject to the NEO’s continuous service through each vesting date.
(19)The number of PRSUs listed in this column reflects the target outcome of the performance conditions, as performance was tracking above threshold achievement as of September 30, 2023. PRSUs become eligible to vest based on fiscal year 2024 ending cash balance, subject to the NEO’s continuous service through the date that the compensation committee certifies the performance results. As soon as practical after each of October 1, 2024 and October 1, 2025, the compensation committee will certify the performance results based on achievement against specified performance metrics to determine the number of shares subject to the PRSUs that will be eligible to vest. So long as the executive is in continuous service, the vesting eligible PRSUs shall vest and be settled as follows: (x) 40% of the vesting eligible shares effective as of October 1, 2024 and (y) 60% of the vesting eligible shares on October 1, 2025. The vesting percentage with respect to FY2024 ending cash balance ranges from 50% to 100%, and is determined by linear interpolation for performance between the FY2024 ending cash balance goals.
Option Exercises and Stock Vested in Fiscal Year 2023
The following table sets forth the number of shares acquired and the value realized upon exercises of stock options and vesting of RSU awards and restricted stock awards during the fiscal year ended September 30, 2023 by each of our named executive officers.

		Option Awards	Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2) ($)
Emily M. Leproust, Ph.D.	24,360	153,712	51,335	1,780,601
James M. Thorburn	13,324	55,351	16,444	591,454
William Banyai, Ph.D.	—	—	17,260	610,759
Patrick Finn, Ph.D.	—	—	25,975	858,914
Paula Green	—	—	9,102	361,434
__________________
(1)The value realized upon vesting of stock options is calculated by multiplying the number of shares underlying the stock options vested by difference between (a) the closing price of our common stock on the vesting date and (b) the exercise price of the stock option and does not necessarily reflect actual proceeds received. If such amount is a negative number, the value realized is presumed to be zero.
(2)The value realized upon vesting of RSU awards is calculated by multiplying the number of RSU awards vested by the closing price of our common stock on the vesting date and does not necessarily reflect actual proceeds received.

Equity Compensation Plan Information
The following table presents information as of September 30, 2023 with respect to compensation plans under which shares of our common stock may be issued.

Plan	Shares issuable upon exercise of outstanding plan options, warrants and rights (#) (a)	Weighted- average exercise price of outstanding options, warrants and rights ($) (b)	Shares remaining available for future issuance under plan (excluding those reflected in column (a)) (#) (c)
Equity compensation plan approved by security holders(1)	4,959,495	$34.10	2,563,806	(2)
Equity compensation plan not approved by security holders (3)	—	—	700,000	(4)
Total	4,959,495	$34.10	3,263,806
__________________
(1)Includes our 2013 Stock Plan, 2018 Equity Incentive Plan and 2018 Employee Stock Purchase Plan.
(2)Includes 538,804 shares that remain available for purchase under the 2018 Employee Stock Purchase Plan and 2,025,002 shares of common stock that remain available for grant under the 2018 Equity Incentive Plan. There are no shares of common stock available for issuance under our 2013 Stock Plan, but the plan continues to govern the terms of stock options granted thereunder. Any shares of common stock that are subject to outstanding awards under the 2013 Stock Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance under our 2018 Equity Incentive Plan. In addition, the 2018 Equity Incentive Plan provides for an automatic increase in the number of shares reserved for issuance thereunder on the first day of each fiscal year beginning with the 2020 fiscal year for the remaining term of the plan equal to the least of (a) 4.0% of the number of issued and outstanding shares of common stock outstanding at that time, (b) 999,900 shares, or (c) a lesser amount as approved by the Board each year. Also, the 2018 Employee Stock Purchase Plan provides for an automatic annual increase in the number of shares reserved for issuance thereunder on the first day of each fiscal year for the remaining term of the plan equal to the least of (a) 1.0% of the number of issued and outstanding shares of common stock outstanding, (b) 249,470 shares, or (c) a lesser amount as approved by the Board each year.
(3)Includes our Inducement Equity Incentive Plan. Each award under the Inducement Equity Incentive Plan is intended to qualify as an employment inducement award under Nasdaq Listing Rule 5635(c)(4).
(4)Includes 700,000 shares that remain available for grant under the Inducement Equity Incentive Plan.
Employment Agreements
On September 8, 2022, we entered into an amended and restated employment agreement with each of the named executive officers. Mr. Finn’s agreement was further amended and restated effective October 1, 2022 in connection with his appointment as President and Chief Operating Officer. These agreements provide for at-will employment and establish the named executive officer’s base salary, eligibility to participate in an incentive bonus plan and standard employee benefits. Additionally, Mr. Finn received a one-time retention bonus in the aggregate amount of $100,000 in connection with his appointment as President and Chief Operating Officer.
These amended and restated employment agreements also, for the three years following their effective date, provide for certain severance payments and benefits in connection with each named executive officer’s termination of employment under various circumstances, including in connection with a change in control of the Company. The material terms and conditions of these provisions are summarized below in “- Potential Payments upon Termination or Change in Control.” Upon the expiration date of the initial three-year term, and each subsequent anniversary of such date, if applicable, the term of the executive’s employment will be automatically extended by one year unless either party to the agreement provides the other party with written notice at least 90 days before the three-year term expiration date, or such subsequent anniversary of such date, if applicable, of such party’s decision not to extend the term of employment under the agreement.

Potential Payments upon Termination or Change in Control
Involuntary Termination of Employment not in Connection with Change in Control
In the event that we terminate a named executive officer’s employment for any reason other than “cause”, death, or “disability”, or if the named executive officer resigns for “good reason”, in each case, other than in connection with or during the 24-month period following, a “change in control”, such named executive officer will be eligible to receive the following severance benefits, subject to, among other things, executing a general release of claims in favor of the Company and complying with the terms of his or her confidentiality agreement:
•a cash payment equal to 12 months of her then-current base salary in the case of Dr. Leproust and six months of their then-current base salary in the case of Mr. Thorburn, Ms. Green and Drs. Finn and Banyai, payable in installments over such period according to our regular payroll schedule;
•a pro-rata incentive bonus for the year of termination (days worked relative to 365 days) based on actual performance and paid when bonuses are normally paid; and
•COBRA premiums for a period of 12 months in the case of Dr. Leproust and six months in the case of Mr. Thorburn, Ms. Green and Drs. Finn and Banyai.
Involuntary termination of employment in connection with change in control
In the event that we terminate a named executive officer’s employment for any reason other than “cause”, death, or “disability”, or if the named executive officer resigns for “good reason”, in each case, in connection with or during the 24-month period following a “change in control”, such named executive officer will be eligible to receive the following severance benefits, subject to, among other things, executing a general release of claims in favor of the Company and complying with the terms of his or her confidentiality agreement:
•a cash payment equal to 24 months of her then-current base salary in the case of Dr. Leproust and 12 months of their then-current base salary in the case of Mr. Thorburn, Ms. Green and Drs. Finn and Banyai, payable in installments over such period according to our regular payroll schedule;
•a cash payment equal to the executive’s average bonus for the two years prior to the termination, payable in installments over such period according to our regular payroll schedule;
•a pro-rata incentive bonus in respect of the fiscal year including the date of the involuntary termination in an amount equal to (x) the target incentive bonus amount applicable to the year in which the involuntary termination occurs multiplied by (y) a fraction, the numerator of which is the number of days the executive was employed with the Company during the year and the denominator of which is 365 days, payable in installments over such period according to our regular payroll schedule;
•COBRA premiums for a period of 24 months in the case of Dr. Leproust and 12 months in the case of Mr. Thorburn, Ms. Green and Drs. Finn and Banyai;
•100% immediate vesting acceleration of all of the shares of our common stock underlying any then-outstanding unvested stock options and other unvested equity awards that are subject to a time-based vesting requirement; and
•vesting acceleration with respect to any equity awards that include a performance-based vesting requirement such that the executive shall become vested in the greater of the amount that would become vested based on (i) achievement at 100% of target with respect to the performance-based equity, or (ii) the actual performance with respect to the performance-based equity.
Each named executive officer’s employment agreement contains a “better after-tax” provision, which provides that if any of the payments to an executive constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the named executive officer receiving the greater amount after taking into consideration the excise tax under Section 4999 of the Code and any interest or penalties associated with such excise tax.
As defined in each named executive officer’s employment agreement, “change in control” shall have the meaning ascribed to such term in our 2018 Equity Incentive Plan (unless otherwise provided for in an equity award agreement).
As defined in each named executive officer’s employment agreement, “cause” means the named executive officer’s (i) material breach of the employment agreement, confidentiality agreement, or any other written agreement with the Company, which breach to the extent deemed curable by the Board is not cured within 10 business days after written notice thereof from the Company; (ii) material failure to comply with the Company’s written policies or rules, which breach to the extent deemed curable by the Board is not cured within 10 business days after written notice thereof from the Company; (iii) repeated failure to follow reasonable and lawful instructions from the Board, which failure is not cured within 10 business days after written notice thereof from the Company; (iv) commission, conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state if such felony is work-related, impairs his or her ability to perform services for the Company in accordance with the employment agreement, or results in a loss to the Company or damage to the reputation of the Company; (v) misappropriation of funds or property of the Company; (vi) gross neglect of his or her duties; (vii) act or omission that results directly or indirectly in material financial accounting improprieties for the Company; (viii) failure to cooperate with a government investigation; or (ix) gross or willful misconduct resulting in a loss to the Company or damage to the reputation of the Company.
As defined in each named executive officer’s employment agreement, “good reason” means a resignation by the named executive officer within 90 days after one of the following conditions has come into existence without his or her written consent: (i) a material diminution in executive’s authority, duties or responsibilities; (ii) a material reduction of executive’s annual base salary; provided, however, that prior to a change in control, it shall not be “good reason” if there is a corresponding reduction in the base salaries of all other executive officers of the Company; (iii) a material change in the geographic location at which the executive must perform services (a change in location of executive’s office will be considered material only if it increases the executive’s current one-way commute by more than 50 miles); or (iv) a material breach by the Company of a material provision of the employment agreement. A condition shall not be considered “good reason” unless executive gives the Company written notice of the condition within 30 days after the condition comes into existence and the Company fails to remedy the condition within 30 days after receiving executive’s written notice.
As defined in each named executive officer’s employment agreement, “disability” means that the named executive officer is unable to perform the essential functions of his or her position, with or without reasonable accommodation, for a period of at least 120 consecutive days because of a physical or mental impairment.
Pay Ratio Disclosure
Pursuant to SEC rules adopted according to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the ratio of the annual total compensation of our principal executive officer to our median employee’s annual total compensation. Our current principal executive officer is Dr. Leproust, our CEO.
As of September 30, 2023, the ratio of our current CEO’s Total Compensation to the median employee’s Total Compensation is as follows:

Median Employee Total Compensation	$123,646
CEO’s Total Compensation	$7,998,637
Ratio of CEO to Median Employee Compensation	64.7 to 1
To identify our median employee for CEO Pay Ratio purposes, we used the following methodology:
•We determined our median employee based on our employee population as of September 30, 2023.
•We used a consistently applied compensation measure that included the sum of each employee’s base salary, bonuses and commissions earned in fiscal 2023 and the grant date fair value of all equity granted in fiscal 2023.
•We annualized the base salaries for employees who were employed by us for less than the entire calendar year.
•Compensation paid in foreign currencies was converted to U.S. dollars based on the exchange rates as of September 30, 2023.
Using this approach, we identified our median employee and then calculated the annual total compensation of this employee for 2023 in accordance with the requirements of the Summary Compensation Table.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance
This section provides disclosure about the relationship between executive compensation actually paid to our principal executive officer (“PEO”) and non-PEO NEOs and certain financial performance measures of the Company for the fiscal years listed below. This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Securities Exchange Act of 1934 (the “Pay Versus Performance Rules”) and does not necessarily reflect how the Compensation Committee evaluates compensation decisions.

					Value of Initial Fixed $100 Investment Based On:(5)
Year (1) (a)	Summary Compensation Table Total for PEO (b)	Compensation Actually Paid to PEO (2)(3) (c)	Average Summary Compensation Table Total for Non-PEO NEOs (d)	Average Compensation Actually Paid to Non-PEO NEOs(2)(4) (e)	Total Shareholder Return (f)	Peer Group Total Shareholder Return (g)	Net Income (in millions) (h)	Revenue (in millions)(6) (i)
2023	$7,998,637	$3,219,824	$3,086,321	$1,648,641	$26.67	$95.05	$(204.6)	$245.1
2022	$5,917,663	$(15,039,602)	$2,484,123	$(3,534,350)	$46.39	$89.85	$(217.9)	$203.6
2021	$1,281,593	$18,054,219	$728,146	$6,408,876	$140.81	$120.21	$(152.1)	$132.3
(1)The following table lists the PEO and non-PEO NEOs for each of the fiscal years 2021, 2022 and 2023

	PEO	Non-PEO NEOs
2023	Emily M. Leproust, Ph.D.	James M. Thorburn, William Banyai, Ph.D., Patrick Finn, Ph.D., and Paula Green
2022	Emily M. Leproust, Ph.D.	James M. Thorburn, William Banyai, Ph.D., Patrick Finn, Ph.D., Dennis Cho, and Patrick Weiss
2021	Emily M. Leproust, Ph.D.	James M. Thorburn, William Banyai, Ph.D., Patrick Finn, Ph.D., and Patrick Weiss
(2)The dollar amounts reported represent the amount of “compensation actually paid,” as calculated in accordance with the Pay Versus Performance Rules. These dollar amounts do not reflect the actual amounts of compensation earned by or paid to our NEOs during the applicable year. For purposes of calculating “compensation actually paid,” the fair value of equity awards is calculated in accordance with ASC Topic 718 using the same assumption methodologies used to calculate the grant date fair value of awards for purposes of the Summary Compensation Table (refer to “Executive Compensation – Summary Compensation Table” for additional information).
(3)The following table shows the amounts deducted from and added to the Summary Compensation Table total to calculate “compensation actually paid” to Dr. Leproust in accordance with the Pay Versus Performance Rules:

	Equity Award Adjustments
	Summary Compensation Table Total for PEO	Stock Awards	Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Compensation Actually Paid to PEO
2023	$7,998,637	$(6,632,151)	$4,259,928	$(1,518,003)	$208,413	$(1,097,000)	$—	$—	$3,219,824
2022	$5,917,663	$(4,521,127)	$2,416,154	$(11,693,150)	$138,996	$(7,298,138)	$—	$—	$(15,039,602)
2021	$1,281,593	$—	$—	$9,403,372	$—	$7,369,254	$—	$—	$18,054,219
(4)The following table shows the amounts deducted from and added to the average Summary Compensation Table total compensation to calculate the average “compensation actually paid” to our non-PEO NEOs in accordance with the Pay Versus Performance Rules:

	Equity Award Adjustments
	Average Summary Compensation Table Total for Non-PEO NEOs	Stock Awards	Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Average Compensation Actually Paid to Non-PEO NEOs
2023	$3,086,321	$(2,319,610)	$1,220,625	$(554,184)	$97,636	$117,853	$—	$—	$1,648,641
2022	$2,484,123	$(1,795,866)	$975,053	$(3,248,755)	$49,025	$(1,997,930)	$—	$—	$(3,534,350)
2021	$728,146	$—	$—	$3,217,733	$—	$2,462,997	$—	$—	$6,408,876
(5)In accordance with the Pay Versus Performance Rules, the Company and the Company’s peer group total shareholder return (the “Peer Group TSR”) is determined based on the value of an initial fixed investment of $100 on September 30, 2020, through the end of the listed fiscal year. The Peer Group TSR set forth in this table was determined using the Nasdaq Biotechnology Index, which we also use in preparing the stock performance graph required by Item 201(e) of Regulation S-K for our Annual Report for the fiscal year ended September 30, 2023.
(6)We have determined that Revenue, as calculated in accordance with GAAP, is the financial performance measure that, in the Company’s assessment, represents the most important financial performance measure used to link “compensation actually paid” to our NEOs, for fiscal year 2023, to Company performance (the “Company Selected Measure” as defined in the Pay Versus Performance Rules).
Required Tabular Disclosure of Most Important Measures
In accordance with the Pay Versus Performance Rules, the following table lists the three measures that, in the Company’s assessment, represent the most important financial performance measures used to link “compensation actually paid” to the Company’s NEOs, for fiscal year 2023, to Company performance, as further described in our Compensation Discussion and Analysis within the sections titled Fiscal Year 2023 Executive Compensation Highlights (see page 21) and Financial Performance Measures (see page 27).

Most Important Performance Measures
Revenue
Adjusted Gross Profit
Ending Cash Balance
Relationship Between “Compensation Actually Paid” and Performance Measures

In accordance with the Pay Versus Performance Rules, the charts below illustrate how “compensation actually paid” to the NEOs aligns with the Company’s financial performance as measured by TSR, net income, and Revenue.

Compensation Actually Paid and TSR

CAP vs. Company Cumulative TSR
Comparison of Company Cumulative TSR and Peer Group TSR
Compensation Actually Paid (000s)
TSR Return on Investment of $100
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
-$10,000
-$15,000
-$20,000
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
2020
2021
2022
2023
$100.00
$18,054
$140.81
$120.21
$6,409
$89.85
-$3,534
$46.39
-$15,040
$3,220
$1,648
$95.05
$26.67
Comp. Actually Paid to CEO
Avg. Comp. Actually Paid to Other NEOs
Company TSR
Nasdaq Biotechnology Index

Compensation Actually Paid and Net Income

CAP vs. Net Income
Compensation Actually Paid (000s)
Net Income ($M)
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
-$10,000
-$15,000
-$20,000
$0
-$50
-$100
-$150
-$200
-$250
2021
2022
2023
$18,054
$6,409
$3,220
$1,648
-$15,040
-$3,534
-$152
-$218
-$205
Comp. Actually Paid to CEO
Avg. Comp. Actually Paid to Other NEOs
Net Income (GAAP)

Compensation Actually Paid and Revenue

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of our common stock as of December 11, 2023 by:
(1)each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;
(2)each of our named executive officers;
(3)each of our directors or director nominees; and
(4)all executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. To our knowledge, no person or entity except as set forth below, is the beneficial owner of more than 5% of the voting power of our common stock as of the close of business on December 11, 2023.
Under SEC rules, the calculation of the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person includes both outstanding shares of our common stock then owned as well as any shares of our common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of December 11, 2023 and shares issuable upon the settlement of RSU awards held by that person that will vest within 60 days of December 11, 2023. Shares subject to those options and RSU awards for a particular person are not included as outstanding, however, for the purpose of computing the percentage ownership of any other person. We have based percentage ownership of our common stock on 57,751,409 shares of our common stock outstanding as of December 11, 2023. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Twist Bioscience Corporation, 681 Gateway Boulevard, South San Francisco, California 94080.

		Shares beneficially owned
Name of beneficial owner	Common stock	Options exercisable within 60 days	RSU Awards vesting within 60 days	Aggregate number of shares beneficially owned	%
5% or more stockholders:
ARK Investment Management LLC(1)	6,700,855	—	—	6,700,855	11.60
BlackRock, Inc.(2)	6,212,913	—	—	6,212,913	10.76
The Vanguard Group(3)	5,697,547	—	—	5,697,547	9.87
State Street Corporation(4)	4,426,429	—	—	4,426,429	7.66
JPMorgan Chase & Co.(5)	3,829,962	—	—	3,829,962	6.63
FMR LLC(6)	3,087,060	—	—	3,087,060	5.35
Millennium Management LLC(7)	3,045,913	—	—	3,045,913	5.27
Nikko Asset Management Americas, Inc.(8)	2,934,033	—	—	2,934,033	5.08
Named executive officers and directors:
Emily M. Leproust	217,029	613,658	6,141	836,828	1.43
James M. Thorburn	54,771	83,250	1,898	139,919	*
William Banyai	264,219	379,396	2,091	645,706	1.11
Patrick Finn	49,180	80,851	4,996	135,027	*
Paula Green	18,812	77,019	1,271	97,102	*
Nelson C. Chan	9,564	38,396	8,212	56,172	*
Robert Chess	54,252	58,379	8,212	120,843	*
Keith Crandell(9)	80,024	22,858	8,212	111,094	*
Jan Johannessen	3,404	45,162	8,212	56,778	*
Xiaoying Mai	17,030	22,858	8,212	48,100	*
Robert Ragusa	4,903	12,270	8212	25,385	*
Melissa A. Starovasnik	4,403	1,826	8,212	14,441	*
All current directors and executive officers as a group (14 persons)	805,769	1,440,702	75,116	2,321,587	3.92
__________________
*Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.
(1)Based on a Form 13G/A filed by ARK Investment Management LLC (“ARK Investment Management”) on February 10, 2023. The address of ARK Investment Management is 200 Central Avenue, St. Petersburg, FL 33701.
(2)Based on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) on April 6, 2023. The address for BlackRock is 50 Hudson Yards, New York, NY 10001.
(3)Based on a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) on April 10, 2023. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(4)Based on a Schedule 13G filed by State Street Corporation and SSGA Funds Management, Inc. (collectively, “State Street”) on February 3, 2023. The address for State Street is State Street Financial Center, One Lincoln Street Boston, MA 02111.
(5)Based on a Schedule 13G filed with on January 13, 2023 by JPMorgan Chase & Co. (“JPMorgan”). The address of JPMorgan is 383 Madison Avenue, New York, NY 10179.
(6)Based on a Schedule 13G/A filed by FMR LLC  on February 9, 2023. The address for FMR LLC is 245 Summer Street, Boston, MA 02210.
(7)Based on a Schedule 13G filed by Integrated Core Strategies (US) LLC, Millennium Management LLC, Millennium Group Management LLC and Israel A. Englander (collectively, “Millennium”) on September 8, 2023. The address for Millennium is 399 Park Avenue, New York, NY 10022.
(8)Based on a Schedule 13G filed by Nikko Asset Management Americas, Inc. (“Nikko Americas”) on February 10, 2023. Sumitomo Mitsui Trust Holdings, Inc. (“SMTH”) and Nikko Asset Management Co., Ltd. (“Nikko”) each have shared voting and dispositive power over the shares beneficially owned by Nikko Americas. The principal business address of Nikko Americas is 605 Third Avenue, 38th Floor, New York, NY 10158. The principal business address of SMTH is 1-4-1 Marunouchi, Chiyoda-ku, Tokyo 100-8233, Japan, and the principal business address of Nikko is Midtown Tower, 9-7-1 Akasaka, Minato-ku, Tokyo 107-6242, Japan.
(9)Based on a Form 4 filed by Keith Crandell on February 10, 2022, the Keith L. Crandell Trust owns 76,047 shares of common stock.

PROPOSAL 2 — NON-BINDING, ADVISORY VOTE TO APPROVE THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Our Board is committed to excellence in governance. As part of that commitment, and as required by Section 14A of the Exchange Act, our Board is providing the stockholders with an opportunity to approve, on a non-binding, advisory basis, the compensation of our named executive officers.
As more fully described in the section of this proxy statement entitled “Executive Compensation”, including “Compensation Discussion and Analysis” and related compensation tables, our executive compensation program is designed to attract, retain, and motivate talented individuals with the executive experience and leadership skills necessary for us to increase stockholder value. Highlights from fiscal year 2023 compared with fiscal year 2022 included:
•Our revenue grew 20% to $245.1 million from $203.6 million in fiscal 2022, primarily due to growth in NGS tools, synthetic genes and DNA libraries;
•The number of our genes shipped increased to 634,000 in fiscal 2023 from 558,000 in fiscal 2022; and
•We implemented a strategic restructuring plan in May 2023 to reduce costs, build a leaner organization and increase operating efficiencies.
The following proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as discussed in this proxy statement. Accordingly, we are asking our stockholders to vote for the following resolution:
“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in its proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”
Before you vote, we recommend that you read the Executive Compensation section of this proxy statement for additional details on our executive compensation programs and philosophy.
This vote is advisory, and therefore not binding on us, our Board or the compensation committee. However, our Board and compensation committee value the opinions of our stockholders and intend to take into account the outcome of the vote when considering future compensation decisions for our named executive officers.
Vote Required
Approval on a non-binding, advisory basis of the compensation of our named executive officers requires an affirmative vote of a majority of the votes cast affirmatively or negatively. If you ABSTAIN from voting on proposal 2, the abstention will have no effect on the outcome of the non-binding, advisory vote to approve the compensation of the Company’s named executive officers, as disclosed in this proxy statement.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Change in our Independent Registered Accounting Firm
On March 3, 2022, the audit and risk committee dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm.
The audit reports of PwC on the consolidated financial statements of the Company as of and for the fiscal years ended September 30, 2021 and 2020 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
During the fiscal years ended September 30, 2021 and 2020, and the subsequent interim period through March 3, 2022, there were no: (1) disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to PwC’s satisfaction would have caused PwC to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in the Company’s internal control over financial reporting disclosed in the Company’s annual report on Form 10-K for the year ended September 30, 2020, annual report on Form 10-K for the year ended September 30, 2021 and quarterly report on Form 10-Q for the interim period ended December 31, 2021, in each case related to (i) ineffective controls related to segregation of duties to timely detect and independently review instances where individuals with access to post a journal entry may also have edited or created the journal entry, (ii) ineffective controls related to the accuracy and occurrence of the accounting for revenues, including ineffective controls over the accuracy of edits to customer order entry data and segregation of duties during the order entry and revenue processes, and (iii) ineffective information technology general controls for information systems that are relevant to the preparation of the financial statements, including ineffective controls over user access and segregation of duties, and user access to certain financial applications and data.
Appointment of Ernst & Young LLP
On March 3, 2022, after conducting an auditor selection process, including PwC, the audit and risk committee selected Ernst & Young LLP (“EY”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022. During the fiscal years ended September 30, 2021 and 2020, and the subsequent interim period through March 3, 2022, the Company did not consult with EY regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K. EY served as the Company’s independent registered public accounting firm for the fiscal year ended September 30, 2023.
The audit and risk committee has recommended, and our Board has approved, the appointment of EY as our independent registered public accounting firm for the fiscal year ending September 30, 2024. We are soliciting stockholder ratification of the appointment of EY, although stockholder ratification is not required by law. If the appointment of EY is not ratified at the Annual Meeting, the audit and risk committee will consider whether to appoint a different independent registered public accounting firm.
A representative of EY is expected to be present at the Annual Meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

Principal Accountant Fees and Services
Current Independent Registered Public Accounting Firm Fees
The following table sets forth the fees for professional services rendered by EY and PwC in connection with the audits of our annual financial statements for the fiscal years ended September 30, 2023 and 2022 and for other services rendered by EY and PwC during those periods. All fees described below were approved by the audit and risk committee.

	Fiscal 2023(5)	Fiscal 2023(6)	Fiscal 2022(3)	Fiscal 2022(4)
Audit Fees(1)	$3,985,000	$125,000	$3,432,250	$360,000
Audit-Related Fees	—	—	—	$325,000	(2)
Tax Fees	—	—	—	—
All Other Fees	—	—	—	—
Total Fees	$3,985,000	$125,000	$3,432,250	$685,000
__________________
(1)Audit Fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, the review of our quarterly condensed consolidated financial statements, and audit services that are normally provided by independent registered public accounting firms in connection with regulatory filings. This category also includes fees for professional services provided in connection with our public follow-on offerings, including comfort letters, consents and review of documents filed with the SEC.
(2)Audit-Related Fees for fiscal year 2022 consist of fees for the Abveris acquisition.
(3)Represent fees billed by EY for the year ended September 30, 2022.
(4)Represent fees billed by PwC for the year ended September 30, 2022.
(5)Represent fees billed by EY for the year ended September 30, 2023.
(6)Represent fees billed by PwC for the year ended September 30, 2023.
Pre-Approval Policy
Under our audit and risk committee’s policy governing our use of the services of our independent registered public accountants, the audit and risk committee is required to pre-approve all audit and permitted non-audit services performed by our independent registered public accountants in order to ensure that the provision of such services does not impair the public accountants’ independence. In the fiscal years ended September 30, 2023 and 2022, all fees identified above under the captions “Audit Fees” and “Audit-Related Fees” that were billed by EY and PwC were approved by the audit and risk committee in accordance with SEC requirements.
Vote Required
Ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending September 30, 2024 requires an affirmative vote of a majority of the votes cast affirmatively or negatively. If you abstain from voting on Proposal 3, the abstention will have no effect on the outcome of the vote to ratify the appointment of EY as our independent registered public accounting firm for the fiscal year ending September 30, 2024.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2024.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and, in accordance therewith, file electronically with the SEC our annual, quarterly and current reports, proxy statements and other information. We make available on our website at www.twistbioscience.com, free of charge, copies of these reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov. The information in or accessible through the websites referred to above are not incorporated into, and are not considered part of, this proxy statement. Further, our references to the URLs for these websites are intended to be inactive textual references only.
You should rely on the information contained in this proxy statement to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated January 5, 2024. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.
FORM 10-K
We will make available, on or about January 5, 2023, the proxy materials, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, at www.proxyvote.com. We will also make available, solely for your reference and by courtesy, our Annual Report on Form 10-K for the fiscal year ended September 30, 2023 on the “Investors” page of our website at www.twistbioscience.com.
We will also provide, free of charge, to each person to any stockholder of record or beneficial owner of our common stock as of the record date, upon the written or oral request of any such persons, a copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2023 as filed with the SEC. Requests for such copies should be addressed to our General Counsel, Dennis Cho, at the address below:
Twist Bioscience Corporation
681 Gateway Boulevard
South San Francisco, California 94080
Attention: Dennis Cho
Telephone: (800) 719-0671
Please include your contact information with the request. The exhibits set forth on the exhibit index of the Form 10-K may be made available at a reasonable charge.
OTHER MATTERS
We have no knowledge of any other matters that may come before the Annual Meeting and do not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, our representatives will have the discretion to vote as they see fit unless directed otherwise.
If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, we will cancel your previously submitted proxy.

SCAN TO
VIEW MATERIALS & VOTE

TWIST BIOSCIENCE CORPORATION
681 GATEWAY BOULEVARD
SOUTH SAN FRANCISCO, CA 94080

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on February 5, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TWST2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on February 5, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V27662-P99209

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TWIST BIOSCIENCE CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class III Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Emily M. Leproust, Ph.D.
02) Robert Chess

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please date and sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Shareholder Letter, Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

The 2024 Annual Meeting of Stockholders of Twist Bioscience Corporation will be held on February 6, 2024 at 8:00 a.m. Eastern Standard Time, virtually via live audiocast at www.virtualshareholdermeeting.com/TWST2024.

To access the virtual meeting, you must have the information that is printed in the box marked by the arrow on the reverse side of this form.

V27663-P99209

TWIST BIOSCIENCE CORPORATION
Annual Meeting of Stockholders
February 6, 2024 8:00 AM Eastern Standard Time
This proxy is solicited on behalf of the Board of Directors of
Twist Bioscience Corporation

The undersigned hereby appoints Emily M. Leproust, Ph.D. and Dennis Cho, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all of the shares of Common Stock of Twist Bioscience Corporation which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Twist Bioscience Corporation to be held at 8:00 AM EST on February 6, 2024 or any adjournment thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side